EXECUTION COPY

                          AGREEMENT AND PLAN OF MERGER

            This Agreement and Plan of Merger ("Agreement") is made as of July 17, 1998 by and among Equivest Finance, Inc., a Florida corporation ("Purchaser"), ERC Acquisition Corp., a Delaware corporation ("Acquisition Corp."), and Eastern Resorts Corporation, a Rhode Island corporation ("ERC").

                              W I T N E S S E T H:

            WHEREAS, R. Perry Harris and Karen Harris (the "ERC Shareholders") own all of the issued and outstanding stock of ERC; and

            WHEREAS, ERC is the sole member and the sole manager of Eastern Resorts Company, LLC, a Rhode Island limited liability company (the "LLC"), which develops, owns and operates timesharing resorts in Rhode Island and Massachusetts; and

            WHEREAS, Purchaser desires to acquire ERC and has formed Acquisition Corp. for the sole and express purpose of completing such acquisition; and

            WHEREAS, the Board of Directors of ERC (i) has determined that the merger of ERC with and into Acquisition Corp. (the "Merger") is fair to and in the best interests of ERC and the ERC Shareholders and has approved this Agreement and the Merger and (ii) has recommended the approval of this Agreement and the Merger by the ERC Shareholders;

            WHEREAS, the ERC Shareholders have approved this Agreement and the Merger;

            WHEREAS, the Board of Directors of Purchaser has determined that the Merger is fair to and in the best interests of Purchaser and its shareholders and has approved this Agreement and the Merger;

            WHEREAS, the Board of Directors of Acquisition Corp. (i) has determined that the Merger is fair to and in the best interests of Acquisition Corp. and its shareholder and has approved this Agreement and the Merger and
(ii) has recommended the approval of this Agreement and the Merger by the shareholder of Acquisition Corp., and Purchaser, as sole shareholder of Acquisition Corp., has approved this Agreement and the Merger;

            WHEREAS, the Merger will be consummated upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL") and the Rhode Island Business Corporation Act (the "RBCA"); and

            WHEREAS, for federal (and applicable state and local) income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

            NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto, intending legally to be bound, hereby agree as follows:

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                                    ARTICLE I

                                 TERMS OF MERGER

SECTION 1.1 MERGER.

            Purchaser, Acquisition Corp. and ERC acknowledge and agree that their representations, covenants, warranties, agreements, indemnities and other undertakings contained in this Agreement are made and given to induce the other parties to enter into this Agreement and to consummate the Merger and that each party in reliance thereon has agreed to execute this Agreement and consummate the Merger. Subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Closing (as defined in Section 1.2), pursuant to the terms and provisions of this Agreement and all relevant laws, ERC shall be merged with and into Acquisition Corp. As a result of the Merger, the separate corporate existence of ERC shall cease and Acquisition Corp. shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

SECTION 1.2 TIME AND PLACE OF CLOSING.

            As promptly as practicable and in no event later than the fifth business day following the satisfaction or waiver of the conditions specified in
Article VI (other than conditions which, by their nature, are to be satisfied at the Closing, but subject to those conditions), the closing of the Merger (the "Closing") shall take place at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, N.Y. 10022. At the Closing, there shall be delivered to Purchaser and the ERC Shareholders the consideration, certificates and other documents and instruments required to be delivered under Articles VI and VII. The parties shall prepare, execute and file a certificate of merger and articles of merger and any other related documents in order to comply in effecting the Merger in all respects with the respective requirements of the DGCL and the RBCA. Upon filing of the articles of merger with the Secretary of State of the State of Rhode Island and a certificate of merger with the Secretary of State of the State of Delaware, the Merger shall become effective (the time of such effectiveness being referred to as the "Effective Time").

SECTION 1.3 EFFECTS OF MERGER.

            At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the RBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of ERC and Acquisition Corp. shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of ERC and Acquisition Corp. shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

SECTION 1.4 CONVERSION OF SECURITIES. (a) At the Effective Time, by virtue of the Merger and without any action on the part of Acquisition Corp., ERC or the ERC Shareholders:

            (i) each issued and outstanding share (each a "Share" and, collectively, the "Shares"), of common stock, no par value per share, of ERC ("ERC Common Stock") issued and outstanding immediately prior to the Effective Time (other than any Shares to be canceled pursuant to Section 1.4(a)(ii)) shall be converted into the right to receive (A) $1,500 (the "Per Share Cash Amount") plus (B) 320 shares (the "Per Share Stock Amount" and, together with the Per Share Cash Amount, the "Merger Consideration") of common stock, $.05 par value per share, of Purchaser ("Purchaser Common Stock"); provided, however, that if, between the date of this Agreement and the Effective Time, the Purchaser Common Stock or the ERC Common Stock shall have been reclassified for any reason (other than pursuant to any action described in Schedule 2.4 hereto) including, without limitation, any reclassification, recapitalization, split, stock dividend, combination or exchange of shares, the

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      Per Share Cash Amount and the Per Share Stock Amount shall be equitably adjusted to reflect such change; and

            (ii) each Share held in the treasury of ERC and each Share owned by Purchaser or any direct or indirect wholly owned subsidiary of Purchaser or ERC immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof, and no payment shall be made with respect thereto.

SECTION 1.5 EXCHANGE OF CERTIFICATES.

            (a) Exchange Procedures. At the Closing, each ERC Shareholder shall surrender to Purchaser for cancellation a certificate or certificates representing the Shares held by such holder (collectively, the "Certificates"), duly endorsed in blank, or with appropriate stock powers, duly executed in blank, attached thereto, in proper form for transfer, and with all applicable taxes, if any, paid or provided for. At the Closing, Purchaser shall deliver to such ERC Shareholder, in exchange for the surrendered Certificates, (i) cash (by wire transfer) in an amount equal to the number of Shares to be exchanged by such holder pursuant to Section 1.4(a) multiplied by the Per Share Cash Amount and (ii) a certificate representing that number of shares of Purchaser Common Stock that such holder shall have the right to receive in respect of the Shares formerly represented by such Certificate or Certificates (after taking into account all Shares then held by such holder), and the Certificate or Certificates so surrendered shall forthwith be canceled.

            (b) No Further Rights in Shares. All Merger Consideration transferred to the ERC Shareholders upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 1.5(c)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares.

            (c) No Fractional Shares. No certificates or scrip representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of Certificates. Each holder of a fractional share interest shall be paid an amount in cash equal to the product obtained by multiplying (i) such fractional share interest to which such holder (after taking into account all fractional share interests then held by such holder) would otherwise be entitled by (ii) the Exchange Price. As used herein, the "Exchange Price" means an amount equal to the average of the per share closing prices, as reported by NASDAQ SmallCap Market, of shares of Purchaser Common Stock for the 20 consecutive trading days ending on (and including) the trading day immediately preceding the Effective Time.

            (d) Withholding Rights. Purchaser shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement to the ERC Shareholders such amounts, if any, as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. However, if Purchaser will in fact have an obligation to deduct and withhold from the Merger Consideration, then to the extent such obligation can be avoided or minimized by either (i) the ERC Shareholders' compliance with any applicable certification requirement or other exemption or (ii) Purchaser's compliance with any applicable certification requirement or other exemption, or by both (i) and (ii), each party agrees to individually undertake such action or actions prior to the Closing as will be necessary to so comply with any such certification requirement or other exemption that is available to it (and, to the extent reasonably necessary, to assist the other party in so complying with any certification requirement or other exemption that is available to such other party). To the extent that amounts are so deducted and withheld from the Merger Consideration by Purchaser,
(i) such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to the ERC Shareholders in respect of which such deduction and withholding was made by Purchaser and (ii) such deducted and withheld amounts shall be paid by Purchaser to the appropriate governmental bodies and agencies.

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            (e) Dividends. Holders of shares of Purchaser Common Stock issued pursuant to the Merger shall be entitled to any dividends paid with respect to such shares of Purchaser Common Stock that become payable to persons who are holders of record of Purchaser Common Stock as of any record date following the Effective Time.

SECTION 1.6 STOCK TRANSFER BOOKS.

            At the Effective Time, the stock transfer books of ERC shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of ERC. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided herein or by applicable law. On or after the Effective Time, any Certificates presented to Purchaser for any reason shall be converted into Merger Consideration and any cash in lieu of fractional shares of Purchaser Common Stock to which the holders thereof are entitled pursuant to
Section 1.5(c).

SECTION 1.7 METHOD OF CARRYING MERGER INTO EFFECT.

            Purchaser, Acquisition Corp. and ERC shall cooperate in all reasonable respects in effecting the Merger, including, without limitation, taking, or causing to be taken, such actions as may be required in order to cause the Merger to become effective, subject to and in accordance with the provisions hereof.

SECTION 1.8 CHARTER, BY-LAWS AND BOARD OF DIRECTORS OF THE SURVIVING
CORPORATION.

            At the Effective Time: (a) the Certificate of Incorporation and By-Laws of Acquisition Corp., as the Surviving Corporation in the Merger, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation; provided, however, that, at the Effective Time, Article I of the Certificate of Incorporation of the Surviving Corporation shall read as follows: "The name of the Corporation is Eastern Resorts Corporation" and (b) the directors of Acquisition Corp. immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation, and the officers of ERC immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

SECTION 1.9 TAX-FREE REORGANIZATION.

            (a) The parties intend that (i) the Merger shall qualify as a reorganization pursuant to Section 368(a) of the Code, (ii) the ERC Shareholders shall recognize no gain or loss and shall take into account no income as a result of the Merger (except for gain recognition with respect to the cash portion of the Merger Consideration received by the ERC Shareholders), (iii) the tax basis of ERC's assets that are directly transferred to Acquisition Corp. by ERC in exchange for the Merger Consideration, as well as the tax basis of the LLC's assets that are indirectly transferred by ERC to Acquisition Corp. as a result of the Merger shall remain unchanged by reason of the Merger, and (iv) any elections made by ERC or the LLC with respect to periods ending on or prior to the date of the Effective Time to account for the sale of certain timeshare units (as set forth in Schedule 3.17 hereto) on an installment basis shall be in effect and be similarly accounted for by the Purchaser Group (as defined in Section 4.5(a)) after the date of the Effective Time. Each party shall report the transactions contemplated by this Agreement to the Internal Revenue Service and other taxing authorities in a manner consistent with this Section 1.9, and no party will take or fail to take (or permit any of its subsidiaries or affiliates to take or fail to take) any action or position if the taking of such action or position or the failure to take such action or position, as the case may be, would be inconsistent with

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or would jeopardize such treatment, unless and until such party is required pursuant to a Final Determination (as defined below) under applicable law to report the transaction in another manner. The parties do not intend that the transfer of the equity interests in ERC Ventures, Inc. by R. Perry Harris on or prior to the Closing shall constitute a transaction contemplated or otherwise governed by this Agreement.

            (b) If, pursuant to a Final Determination (as defined below), the ERC Shareholders are required to report the transactions contemplated by this Agreement or the income associated with the sale of certain timeshare units described in Section 1.9(a)(iv), or both, in a manner inconsistent with Section 1.9(a), Purchaser agrees to use its reasonable efforts to cause the members of the Purchaser Group (as defined in Section 4.5(a)) to revise their reporting of the transactions or the sale of certain timeshare units as contemplated by this Agreement (including, but not limited to, by the filing of an amended return or claim for a refund of Taxes (as such term is defined in Section 3.17); provided that Purchaser shall have no obligation to take any action that it concludes would have an adverse effect on the Purchaser Group.

            (c) For purposes of this Agreement, "Final Determination" shall mean the final resolution of liability for any Tax for a taxable period, including any related interest or penalties, (i) by Internal Revenue Service Form 870 or 870-AD (or any successor forms thereto), on the date of acceptance by or on behalf of the Internal Revenue Service (the "IRS"), or by a comparable form under the laws of other jurisdictions; except that a Form 870 or 870-AD or comparable form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of a taxing authority to assert a further deficiency with respect to an item or items shall not constitute a Final Determination with respect to such item or items; (ii) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable; (iii) by a closing agreement or accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under the laws of other jurisdictions; (iv) by any allowance of a refund or credit in respect of an overpayment of Tax, but only after the expiration of all periods during which such refund may be recovered (including by way of offset) by a taxing authority; or (v) by any other final disposition, including by reason of the expiration of the applicable statute of limitations.

                                   ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

            Purchaser hereby represents and warrants to ERC and the ERC Shareholders as follows:

SECTION 2.1 ORGANIZATION.

            Each of Purchaser and Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, is duly qualified and in good standing as a foreign corporation in the jurisdictions where the ownership of its assets or the conduct of its business requires such qualification (except where the failure to so qualify would not have a Purchaser Material Adverse Effect), and has full power and authority to own its properties and assets and to carry on lawfully its business as currently conducted. Purchaser owns all of the stock of, and controls all of the voting power of, Acquisition Corp. The term "Purchaser Material Adverse Effect" means any change in or effect on the business of Purchaser and its subsidiaries that, individually or together with all other related adverse changes and effects, is reasonably likely to be materially adverse to the business, results of operations, properties or financial condition of Purchaser and its subsidiaries taken as a whole.

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SECTION 2.2 ARTICLES OF INCORPORATION, BYLAWS AND AGREEMENTS.

            A true, complete and correct copy of the Articles of Incorporation and By-Laws of Purchaser and the Certificate of Incorporation and By-Laws of Acquisition Corp. as currently in effect have been delivered to ERC. There are no agreements by and between or among Purchaser, Acquisition Corp. and any or all of their respective shareholders imposing any restrictions upon the transfer of or otherwise pertaining to the Purchaser Common Stock to be received by the ERC Shareholders or the ownership thereof.

SECTION 2.3 AUTHORIZATION.

            Each of Purchaser and Acquisition Corp. has full legal right, power and authority to enter into this Agreement and consummate the Merger. The execution, delivery and performance by Purchaser and Acquisition Corp. of this Agreement and the Related Agreements (as defined in Section 7.1(g)) and the actions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and this Agreement and (upon their execution) each of the Related Agreements constitute or will constitute valid and binding obligations of Purchaser or Acquisition Corp., as applicable, enforceable against it in accordance with their terms.

SECTION 2.4 CAPITAL STRUCTURE.

            (a) Since March 31, 1998 (except as disclosed in the SEC Documents (as defined in Section 2.5) filed prior to the date hereof or as set forth on
Schedule 2.4 hereto), there has been no change in the authorized and outstanding equity securities and rights to acquire equity securities of Purchaser.

            (b) Since March 31, 1998, Purchaser has not taken any action prohibited by Section 4.1(c) of this Agreement.

SECTION 2.5 SEC DOCUMENTS; FINANCIAL STATEMENTS.

            (a) Except as set forth on Schedule 2.5(a) hereto, Purchaser has filed all required reports, forms and documents required to be filed by it with the Securities and Exchange Commission (the "SEC") since June 30, 1996 (the "SEC Documents"). All of the SEC Documents (i) were prepared in accordance with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such statements have been modified or superseded by subsequent SEC Documents filed prior to the date hereof.

            (b) Except as set forth on Schedule 2.5(b) hereto, the consolidated financial statements of Purchaser included in the SEC Documents have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of interim financial statements, as permitted by the applicable forms of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), fairly presented, in all material respects, the consolidated financial position of Purchaser and its subsidiaries, taken as a whole, as of the dates thereof and the consolidated results of operations and cash flows for the periods then ended (subject, in the case of interim financial statements, to normal year-end adjustments) and include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of Purchaser and its subsidiaries and the results of operations and cash flows of Purchaser and its subsidiaries as of the dates thereof or for the periods covered thereby.

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SECTION 2.6 PURCHASER COMMON STOCK.

            The shares of Purchaser Common Stock to be issued in the Merger have been duly authorized by all necessary corporate action on the part of Purchaser and, upon issuance to the ERC Shareholders in accordance with this Agreement, will be validly issued, fully paid and non-assessable and not subject to preemptive rights.

SECTION 2.7 ABSENCE OF CERTAIN CHANGES OR EVENTS.

            Except as set forth on schedule 2.7 hereto or disclosed in the SEC Documents filed prior to the date hereof, since the date of the most recent financial statements included in the SEC Documents filed prior to the date hereof, there has not been any change in or effect on the business of Purchaser and its subsidiaries that, individually or together with all other adverse changes and effects, is reasonably likely to be materially adverse to the business, results of operations, properties or financial condition of Purchaser and its subsidiaries taken as a whole.

SECTION 2.8 NONCONTRAVENTION; REQUIRED CONSENTS.

            (a) Except as described in Schedule 2.8 hereto, the execution and delivery of this Agreement and the Related Agreements by Purchaser, the consummation by Purchaser of the Merger and compliance by Purchaser with the provisions of this Agreement and the Related Agreements will not conflict with, or result in any violation of, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of Purchaser or any of its subsidiaries under, (i) the Articles of Incorporation or By-Laws of Purchaser or the comparable charter or organizational documents or limited liability or partnership or similar agreement (as the case may be) of any such subsidiary, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, instrument, permit, concession, franchise or license of Purchaser or any of its subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Purchaser or any of its subsidiaries or their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights or liens that individually or in the aggregate would not (x) constitute a Purchaser Material Adverse Effect or (y) prevent the consummation of the Merger.

            (b) The execution and delivery of this Agreement by Purchaser does not, and the performance of this Agreement by Purchaser will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign ("Governmental Entity"), except (i) for applicable requirements, if any, of the Exchange Act, state securities or "blue sky" laws ("Blue Sky Laws"), the National Association of Securities Dealers, Inc. (the "NASD"), and state takeover laws, and filing and recordation of appropriate merger documents as required by the DGCL and the RBCA, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger or otherwise prevent Purchaser from performing its obligations under this Agreement, and would not constitute a Purchaser Material Adverse Effect.

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SECTION 2.9 LIABILITIES.

            There are no material liabilities of Purchaser or its subsidiaries, except (i) as set forth in Schedule 2.9(a) hereto, (ii) as and to the extent reflected or reserved against in the financial statements of Purchaser, or (iii) incurred since the date of this Agreement in the ordinary course of business, consistent with past practice of Purchaser and its subsidiaries, and which do not and are not reasonably likely to have a Purchaser Material Adverse Effect. For purposes of this Section 2.9 only, "material" means in excess of $25,000 individually or $100,000 in the aggregate. Except as set forth on Schedule 2.9(b) hereto, reserves are reflected on the financial statements of Purchaser and its subsidiaries against all liabilities of Purchaser and its subsidiaries in amounts that have been established on a basis consistent with past practices of Purchaser and its subsidiaries and in accordance with GAAP.

SECTION 2.10 CONTRACTS.

            Except as set forth in Schedule 2.10 hereto, neither Purchaser nor any of its subsidiaries is in material breach of any provisions of, or is in material violation or default under the terms of, any material contract (except for such defaults which individually or, in the aggregate, would not constitute a Purchaser Material Adverse Effect).

SECTION 2.11 LITIGATION AND COMPLIANCE.

            Except as set forth in Schedule 2.11 hereto and except as set forth in the SEC Documents filed prior to the date hereof, there is no litigation, suit, claim, action, arbitration, administrative proceeding, or, to the knowledge of Purchaser, investigation of Purchaser or any of its subsidiaries or the operation of any of their businesses pending before any court, arbitrator, administrative agency or other governmental authority or, to the knowledge of Purchaser, threatened against Purchaser or any of its subsidiaries, by or before any court, arbitrator, administrative agency or other governmental authority, that is not adequately covered by available insurance (subject to normal deductibles). There are no pending or threatened collective strikes, controversies, slowdowns, work stoppages or other labor disturbances between the Company and its employees. Except as otherwise set forth in this Agreement and except where such non-compliance that would not have a Purchaser Material Adverse Effect, Purchaser and its subsidiaries are in compliance in all material respects with all federal, state and local laws and regulations and administrative orders (collectively, "Laws") and there is no order, writ, injunction or decree of any court, arbitrator, administrative agency or other governmental authority materially affecting the operations or the business of Purchaser or any of its subsidiaries or prohibiting the consummation of the Merger.

SECTION 2.12 CONSOLIDATED TAX LIABILITY.

            Neither Purchaser nor any of its subsidiaries has or could have any liability for any Taxes (as defined in Section 3.17) pursuant to Treasury Regulation ss. 1.1502-6, (or comparable provisions of state, local or foreign tax law), or otherwise with respect to Bennett Funding Group, Inc. or Bennett Management and Development Corporation) that would result in a Purchaser Material Adverse Effect. Set forth in Schedule 2.12 hereto is a list of those taxable years for which the Purchaser and its subsidiaries could potentially be liable under Treasury Regulation ss.1.1502-6 or otherwise for Taxes attributable to the Bennett Funding Group, Inc. or Bennett Management and Development Corporation.

SECTION 2.13 KNOWLEDGE OF PURCHASER.

            For purposes of this Article II, "knowledge" means with respect to Purchaser, the actual knowledge of the persons listed in Schedule 2.13 hereto.

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                                   ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF ERC AND THE ERC SHAREHOLDERS

            ERC and each ERC Shareholder does hereby represent and warrant to Purchaser as follows:

SECTION 3.1 ORGANIZATION.

            (a) Each of ERC and the LLC has been duly organized as a corporation or limited liability company, as appropriate, and is validly existing and in good standing under the laws of the State of Rhode Island and is duly qualified and in good standing as a foreign corporation in the states set forth in
Schedule 3.1(a) hereto (which list of states includes all states in which the ownership of its assets or the nature of its business, including the advertising, soliciting or consummating the sale of Intervals (as defined in Section 3.6(a)), requires such qualification), except where the failure to so qualify would not have an ERC Material Adverse Effect. The term "ERC Material Adverse Effect" means any change in or effect on the business of ERC, the LLC or any Subsidiary (as defined below) that, individually or together with all other related adverse changes and effects, is reasonably likely to be materially adverse to the business, properties, results of operations or financial condition of ERC, the LLC and the Subsidiaries taken as a whole. Except as set forth on Schedule 3.1(a), neither ERC nor the LLC (i) owns, directly or indirectly, the stock of any corporation, (ii) is a partner in any partnership or (iii) is an equity owner in any limited liability company or other entity (excluding the Associations (as defined in subsection (b) of this Section 3.1)). Each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and is qualified to do business and in good standing in all jurisdictions where such qualification is necessary to carry on its business as now conducted, except where the failure to so qualify would not have an ERC Material Adverse Effect. Each of ERC, the LLC and each Subsidiary has full power and authority to own its properties and assets and to carry on lawfully its business as currently conducted in all material respects in the states set forth in Schedule 3.1(a) hereto.

            (b) Except as set forth in Schedule 3.1(b) hereto, there are no condominium, timeshare or other homeowner associations (each, an "Association" and, collectively, the "Associations") for any of the Resorts (as defined in
Section 3.6(a)). To ERC's knowledge, each Association is organized and validly existing under the laws of the state of Massachusetts or Rhode Island, and is duly qualified and in good standing, with full power and authority to own its properties and assets and to carry on lawfully its business as currently conducted in all material respects.

SECTION 3.2 ARTICLES OF INCORPORATION, BYLAWS AND AGREEMENTS.

            A true, complete and correct copy of the articles of incorporation, by-laws, limited liability company certificate, operating agreement or other organizational documents of ERC, the LLC, each Subsidiary and each Association, together with all amendments thereto, have been delivered to Purchaser, as set forth on Schedule 3.2 hereto. There are no agreements by and between or among ERC, the LLC or any Subsidiary imposing any restrictions upon the transfer of or otherwise pertaining to the securities of ERC, the LLC or any Subsidiary (including but not limited to the ERC Stock and the LLC membership interests).

SECTION 3.3 CAPITAL STRUCTURE AND OWNERSHIP.

            Each of ERC, the LLC and each Subsidiary has authorized, issued and outstanding the number of shares of stock or other securities so indicated on
Schedule 3.3 hereto. All such outstanding securities have been duly and validly issued, are fully paid and nonassessable, are owned, free and clear of all encumbrances, by the ERC Shareholders and have not been issued in violation of
(a) any preemptive rights of any person or (b) applicable federal or state securities laws. No shares of any other class of capital stock or security of ERC, the LLC or any Subsidiary are outstanding. There are no outstanding options, warrants or other rights to acquire securities of ERC, the LLC or any Subsidiary, nor are there securities outstanding which are convertible into securities of ERC, the LLC or any Subsidiary. The name and residence address of each of the ERC Shareholders, and the holder of the securities of the LLC and each Subsidiary and the respective number and description of outstanding securities held by each holder are set forth on Schedule 3.3 hereto.

SECTION 3.4 AUTHORIZATION.

            (a) ERC and (to the extent they are parties thereto), the ERC Shareholders, have full legal right, capacity, power and authority to enter into this Agreement and each Related Agreement and to consummate the Merger. The execution, delivery and performance by ERC of this Agreement and the Related Agreements and the actions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, and this Agreement and (upon their execution) each of the Related Agreements constitute or will constitute valid and binding obligations of ERC and (to the extent they are parties hereto), the ERC Shareholders, enforceable against such persons in accordance with their terms. Moreover, this Agreement has been approved by the ERC Shareholders pursuant to a unanimous consent resolution, a copy of which is attached hereto as Schedule 3.4.

            (b) The ERC Shareholders hereby agree not to revoke such unanimous written consent and not to take any other action to prevent the consummation of the Merger, including, without limitation, transferring any Shares held by the ERC Shareholders to any other person or granting any proxy, lien or other rights to any person in respect of such Shares. The ERC Shareholders also agree to vote their Shares against any business combination transaction, recapitalization or other transaction which could result in any of the conditions to the consummation of the Merger not being fulfilled.

SECTION 3.5 FINANCIAL STATEMENTS AND ABSENCE OF CHANGES.

            (a) True and complete copies of (i) the audited consolidated balance sheet of ERC for each of the three fiscal years ended as of December 31, 1995, December 31, 1996, and December 31, 1997, and the related audited consolidated statements of income, retained earnings, stockholders' equity and changes in financial position of ERC, together with all related notes and schedules thereto, accompanied by the reports thereon of Donovan, Sullivan & Ryan (collectively referred to herein as the "Financial Statements") and (ii) the unaudited consolidated balance sheet of ERC as of May 31, 1998, and the related consolidated statements of income of ERC for the five months ended May 31, 1998, together with all related notes and schedules thereto (collectively referred to herein as the "Interim Financial Statements") have been delivered by ERC to Purchaser. The Financial Statements and the Interim Financial Statements (i) present fairly in all material respects the consolidated financial condition, results of operations, and cash flows of ERC, the LLC and the Subsidiaries as of the dates thereof or for the periods covered thereby, (ii) were prepared in accordance with GAAP applied on a basis consistent with the past practices of ERC, (iii) were prepared in accordance with the books of account and other financial records of ERC, and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of ERC and the Subsidiaries and the results of the operations, and cash flows of ERC and the Subsidiaries as of the dates thereof or for the periods covered thereby.

            (b) The books of account and other financial records of ERC, the LLC and the Subsidiaries: (i) reflect all items of income and expense and all assets and liabilities required to be reflected therein in accordance with GAAP applied on a basis consistent with the past practices of ERC, the LLC and the Subsidiaries, respectively, (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (iii) have been maintained in accordance with good business and accounting practices. Except as set forth in Schedule 3.5 hereto, since December 31, 1997, there has not been any change in or effect on the business of ERC, the LLC and the Subsidiaries that, individually or together with all other adverse changes and effects, is reasonably likely to be materially adverse to the business, properties, results of operations or financial condition of ERC, the LLC and the Subsidiaries taken as a whole.

SECTION 3.6 TITLE TO AND CONDITION OF ASSETS AND PROPERTY.

            (a) As of the date hereof, Schedule 3.6(a) hereto sets forth (i) a list of each of the condominium or timesharing resorts, properties under development and undeveloped real property holdings or interests therein (collectively, the "Resorts") in which ERC, the LLC or any Subsidiary directly or indirectly owns real property, (ii) a description of all real property which comprises the Resorts (the "Real Property" or "Real Properties") (which description includes a description of all land comprising the Resorts (the "Land"), a description of all condominium, undivided interests and other dwelling units which have been constructed on the Land (the "Dwelling Units"), including all Dwelling Units which have been dedicated to timeshare regimes and which have not been dedicated to timeshare regimes, as well as a list of all timeshare interests therein which have not been sold and which are owned by ERC, the LLC and/or the Subsidiaries as of five business days prior to the date hereof (the "Unsold Inventory") and (iii) a list of all material real property leases, material easements, material licenses or similar material possessory agreements pursuant to which ERC, the LLC and/or any Subsidiary uses or occupies real property (the "Leases"), true, correct and complete (in all material respects) copies of which have been delivered to Purchaser. As of the date hereof, except as set forth on Schedule 3.6(a) hereto, neither ERC nor the LLC or any Subsidiary owns any interest in any real property or any leasehold interest therein and has not entered into any agreements to acquire additional Real Property ("Purchase and Option Agreements"). ERC, the LLC and/or the Subsidiaries have good title to all Real Property, including Unsold Inventory, and good title to all other assets reflected in the Financial Statements or currently owned and used in the operation of their businesses, and such Real Property and other assets are free and clear of all material liens (except for liens for Taxes that are (i) not yet due and payable or (ii) being contested in good faith by proper proceedings, and in each case as to which appropriate reserves are being maintained), claims, charges, security interests, purchase options, or other material encumbrances, except for the "Encumbrances" described on Schedule 3.6(a) hereto or set forth on the title policies (other than general exceptions) listed on Schedule 3.6(a) hereto attached hereto (which liens, claims, charges, security interests, purchase options, or other encumbrances set forth on such title policies (other than general exceptions) or listed on
Schedule 3.6(a) hereto, together with Interval Sales or the creation of interval ownership or condominium regimes in each case in the ordinary course of business since the date hereof) are collectively referred to herein as the "Permitted Exceptions" and such title policies are referred to herein as the "Title Policies").

            (b) Except as set forth on Schedule 3.6(b) hereto, neither ERC, the LLC nor any of the Subsidiaries has any patents, copyrights, trade names, trademarks, service marks, other such names or marks or applications therefor. There are no pending, nor to the knowledge of ERC, threatened claims of infringement upon the rights to any intellectual property referred to on
Schedule 3.6(b) hereto of others or, except as set forth on Schedule 3.11 hereto, any agreements or undertakings with respect to any such rights.

            (c) Except as noted on Schedule 3.6(c) hereto, with respect to the Leases and the Purchase and Option Agreements, there is no material breach or event of default on the part of ERC, the LLC or any Subsidiary which would have an ERC Material Adverse Effect. The Leases and the Purchase and Option Agreements are in full force an effect and, to the knowledge of ERC, are valid and enforceable against the parties thereto in accordance with their terms (subject to bankruptcy, insolvency and other similar laws or equitable principles relating to, affecting or qualifying the rights of creditors generally) and all rental and other payments currently due under each of the Leases and all option and other payments currently due under each of the Purchase and Option Agreements have been duly paid or are outstanding for fewer than 30 days.

            (d) There is no pending or, to the knowledge of ERC, threatened condemnation, eminent domain or similar proceeding with respect to any Real Property.

            (e) ERC, the LLC and the Subsidiaries have not granted any outstanding options or rights of first refusal to purchase or lease any of the Real Property, or any portion thereof or interest therein, except as noted in
Schedule 3.6(e) hereto.

            (f) Prior to Closing, no portion of the Real Property or any interest of ERC, the LLC or any Subsidiary therein shall be further (after the date hereof) alienated, encumbered, conveyed or otherwise transferred except for sales and financing of Intervals in the ordinary course of business and borrowings on currently existing construction loans. Except as set forth on
Schedule 3.6(a) hereto, there are no agreements (whether or oral or written) to sell, convey or transfer any Intervals, except sales and financing of Intervals in the ordinary course of business (i.e., for a price and upon terms which are in the ordinary course of business of ERC, the LLC and any Subsidiary).

            (g) ERC has made available to Purchaser true and complete copies of each deed for each parcel of Real Property and all the title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, permits, other title documents and other documents relating to or otherwise affecting the Real Property in the possession of ERC, the operations of ERC, the LLC or any Subsidiary thereon or any other uses thereof. ERC, the LLC or a Subsidiary, as the case may be, is in peaceful and undisturbed possession of each parcel of Real Property and to the knowledge of ERC there are no contractual or legal restrictions that preclude or restrict the ability to use the Real Property for the purposes for which they are currently being used.

            (h) With respect to each of the Leases:

            (i) except as otherwise disclosed in Schedule 3.6(h), with respect to each such lease or sublease: (A) none of ERC, the LLC nor any Subsidiary has received any notice of cancellation or termination under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except as set forth therein, (B) none of ERC, the LLC nor any Subsidiary has received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) none of ERC, the LLC nor any Subsidiary has assigned or sublet all or any portion of its interest under such Leases, except in connection with a collateral assignment thereof; and

            (ii) none of ERC, the LLC, any Subsidiary nor (to the knowledge of ERC) any other party to such lease or sublease, is in breach or default in any material respect, and, to the knowledge of ERC, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

            (i) All the Real Property is occupied under a current certificate of occupancy or similar permit, the transactions contemplated by this Agreement will not require the issuance of any new or amended certificate of occupancy.

SECTION 3.7 INSURANCE.

            Schedule 3.7 hereto sets forth a list of all policies of insurance which insure the properties, business or liabilities of ERC, the LLC and each of the Subsidiaries setting forth the types and amounts of coverage. Each of such policies is current and in full force and effect and neither ERC, the LLC nor any of the Subsidiaries has received notice of default under, or notice of intended cancellation or nonrenewal of, any such policies. ERC, the LLC and each of the Subsidiaries will use their commercially reasonable efforts to keep all insurance policies listed in Schedule 3.7 in effect through the Closing.

SECTION 3.8 ENVIRONMENTAL MATTERS.

            (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Environmental Law" means any Law now in effect and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials; (ii) "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any applicable Environmental Law;
(iii) "Hazardous Materials" means (a) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials and polychlorinated biphenyls and (b) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law and (iv) "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering into the environment. Except as noted on Schedule
3.8 hereto and except for violations which would not have an ERC Material Adverse Effect: (i) each of ERC, the LLC and each Subsidiary have conducted and are conducting their respective businesses in substantial compliance with all applicable Environmental Laws and have all permits, licenses and other approvals and authorizations necessary for the operation of their respective businesses as presently conducted, (ii) ERC has not, and (to the knowledge of ERC) no other Person has, Released Hazardous Materials on any of the Real Property, (iii) neither ERC, the LLC nor any Subsidiary has received any written notice that it is the subject of any pending or threatened investigation or inquiry by any governmental authority, or subject to any remedial obligations under any Environmental Laws, (iv) no Hazardous Materials have been disposed of, released or transported in violation of any applicable Environmental Law from any properties owned by ERC, the LLC or any Subsidiary and (v) neither ERC, the LLC nor any Subsidiary nor any of their respective properties are subject to any material liabilities relating to any suit, settlement, court order, administrative order, judgment or claim asserted or arising under any applicable Environmental Laws.

SECTION 3.9 MINUTE AND STOCK BOOKS; RECORDS.

            The respective minute books of ERC, the LLC and each of the Subsidiaries made available to Purchaser contain accurate records of all meetings held and reflect all other material corporate or similar actions of the respective shareholders, directors, partners and members (and committees thereof). The copies of the corporate charter, bylaws, limited liability company agreement and certificate which are contained in or kept with said minute books are true, complete and correct and contain all amendments thereto duly adopted and in force. The stock transfer ledger maintained by ERC and made available to Purchaser is complete and accurate. The respective stock or other interests transfer records maintained by LLC and each of the Subsidiaries and made available to Purchaser are complete and accurately disclose all issuances and transfers of stock or other interest of the LLC and each of the Subsidiaries.

SECTION 3.10 LIABILITIES.

            There are no material liabilities of ERC, the LLC or the Subsidiaries, except (a) as set forth on Schedule 3.10(a) hereto, (b) as and to the extent reflected or reserved against in the Financial Statements, or (c) incurred since the date of this Agreement in the ordinary course of business, consistent with past practice of ERC, the LLC and the Subsidiaries and which do not and are not reasonably likely to have an ERC Material Adverse Effect. For purposes of this Section 3.10 "material" means in excess of $25,000 individually or $100,000 in the aggregate. Except as set forth on Schedule 3.10(b) hereto, reserves are reflected on the Financial Statements dated December 31, 1997 and May 31, 1998 against all liabilities of ERC, the LLC and the Subsidiaries in amounts that have been established on a basis consistent with past practices of ERC, the LLC and the Subsidiaries and in accordance with GAAP.

SECTION 3.11 CONTRACTS.

            Except as set forth in Schedule 3.11 hereto, as of the date hereof neither ERC, the LLC nor any Subsidiary is a party to or bound by any of the following (each a "Contract" and collectively the "Contracts") and true, correct and complete copies of which referenced items have previously been delivered to
Purchaser:

            (a) any contract for the purchase or sale of services, equipment, inventory, materials, supplies, or any capital item or items (the cost or expense of which is more than $100,000 in any single instance or which cannot be terminated without penalty on 90 days or less notice), or supply agreements with the federal government or any state or local government or any agency thereof;

            (b) any employment, consulting or similar agreements which individually are likely to result in payments by ERC, the LLC or any Subsidiary in excess of $100,000 during any consecutive 12-month period;

            (c) any executive severance agreements, non-competition and retainer agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock option or stock purchase plans, employee stock ownership plans and group life, health and accident insurance and other employee benefit or welfare plans, agreements or arrangements;

            (d) any loan agreements, indentures, mortgages (other than mortgages securing notes receivable issued to the Company by purchasers of Intervals ("Timeshare Notes Receivable")), notes (other than Timeshare Notes Receivable), capital leases or other instruments relating to the borrowing of money (or guarantees thereof);

            (e) any licenses, leases or other agreements to provide or acquire services or equipment related to the timeshare industry;

            (f) any contracts relating to the sale, hypothecation or factoring of accounts receivable, notes receivable or servicing of accounts receivable;

            (g) any instruments or agreements relating to indebtedness by way of lease-purchase agreements, conditional sale, guarantee or other undertakings on which others rely in extending credit, any joint venture agreements or any chattel mortgages or other security agreements not otherwise disclosed;

            (h) any agreements or contracts with, or any obligation to or from an ERC Shareholder or any of its affiliates. For purposes of this Agreement, "Affiliate" shall mean any person or entity that controls or is controlled by or is under common control with, the person involved;

            (i) any joint venture, "partnering" and similar agreements or understandings;

            (j) any agreements relating to the management of, or provision of services at, each Resort.

            (k) any broker, distributor, dealer, franchise, agency, sales promotion, market research, marketing consulting and advertising agreements to which ERC, the LLC or any Subsidiary is a party;

            (l) any management contracts and contracts with independent contractors or consultants (or similar arrangements) to which ERC, the LLC or any Subsidiary is a party and which are not cancellable without penalty or further payment and without more than 30 days' notice;

            (m) any contracts and agreements with the federal government or any state or local government or any agency thereof to which ERC, the LLC or any Subsidiary is a party;

            (n) any contracts and agreements that limit or purport to limit the ability of ERC, the LLC or any Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

            (o) any contracts and agreements between or among ERC, the LLC or any Subsidiary and any affiliates of ERC, the LLC or any Subsidiary; and

            (p) any other contracts and agreements whether or not made in the ordinary course of business, which are material to ERC, the LLC or any Subsidiary or the conduct of the business of ERC, the LLC or any Subsidiary or the absence of which would have an ERC Material Adverse Effect.

            Except as set forth in Schedule 3.11 hereto, none of ERC, the LLC or any Subsidiary is in material breach of any provisions of, or is in material violation or default under the terms of, any Contract.

SECTION 3.12 LITIGATION AND COMPLIANCE.

            Except as set forth on Schedule 3.12 hereto, there is no litigation, suit, claim, action, arbitration, administrative proceeding, or, to the knowledge of ERC, investigation of ERC, the LLC or a Subsidiary or the operation of any of their businesses pending before any court, arbitrator, administrative agency or other governmental authority or, to the knowledge of ERC, threatened against ERC, the LLC or any Subsidiary, by or before any court, arbitrator, administrative agency or other governmental authority which is not adequately covered by available insurance (subject to normal deductibles). Except as otherwise set forth in this Agreement and except where such non-compliance would not have an ERC Material Adverse Effect, ERC, the LLC and the Subsidiaries are in compliance in all material respects with all Laws including, without limitation, all Laws regarding the advertising, marketing, offer to sell, or sale of Intervals in each state and local jurisdiction in which ERC, the LLC and the Subsidiaries are doing business and there is no order, writ, injunction or decree of any court, arbitrator, administrative agency or other governmental authority materially affecting the operations or the business of ERC, the LLC or any of the Subsidiaries or the Merger.

SECTION 3.13 NON-CONTRAVENTION; CONFLICTS.

            (a) Except as described on Schedule 3.13, the execution and delivery of this Agreement and the Related Agreements, the consummation of the Merger and the compliance with the provisions of this Agreement and the Related Agreements by ERC, the LLC and ERC Shareholders (in each case to the extent each is a party thereto) will not conflict with, or result in any violation of, or default under, or give rise to a right of termination, cancellation or acceleration of any material obligation of or to a loss of a material benefit under or result in the creation of any lien upon any of the properties or assets of ERC, the LLC, or any Subsidiary under, (i) the Articles of Incorporation or By-laws of ERC or the comparable limited liability agreement, charter or organizational documents or partnership or joint venture or similar agreement (as the case may be) of the LLC or any Subsidiary, (ii) any material loan or credit agreement, note, bond, mortgage, indenture, reciprocal easement agreement, lease or other agreement, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulations applicable to ERC, the LLC or any Subsidiary (or such other party) or their respective properties or assets, other than, in the case of clause (ii) or
(iii), any such conflicts, violations, defaults, rights or liens that individually or, in the aggregate, would not (x) constitute an ERC Material Adverse Effect or (y) prevent the consummation of the Merger.

            (b) The execution and delivery of this Agreement by ERC and the ERC Shareholders do not, and the performance of this Agreement by ERC and the ERC Shareholders will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the NASD and state takeover laws, and filing and recordation of appropriate merger documents as required by the DGCL and the RBCA, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent ERC from performing its obligations under this Agreement, and would not, individually or in the aggregate, have an ERC Material Adverse Effect.

SECTION 3.14 LICENSES, PERMITS AND REQUIRED CONSENTS.

            ERC, the LLC and each of the Subsidiaries have all federal, state and local licenses, certifications, approvals, authorizations and permits necessary to the conduct of their businesses as currently conducted, including, but not limited to licenses and other permits required by federal, state and local laws (i) to sell the Intervals in the states and local jurisdictions in which the Resorts are located, as well as all other state and local jurisdictions in which the Intervals are being advertised, marketed and sold
(ii) to occupy and operate the Real Property (collectively, "Licenses and Permits" or in the case of permits issued by any governmental authority, a "Governmental Permit"). A list of the Licenses, Permits and Governmental Permits is set forth on Schedule 3.14(a) hereto, true, correct and complete copies of which have previously been delivered to Purchaser. Except as would not have an ERC Material Adverse Effect, all Licenses, Permits and Governmental Permits are in full force and affect, and, no material violations have been made in respect thereof and no proceeding is pending which is likely to have the effect of revoking or limiting any such Licenses and Permits. The execution and delivery of this Agreement and the Related Agreements, and the consummation of the Merger and the compliance with the provisions of this Agreement and the Related Agreements by ERC, the LLC and the ERC Shareholders will not conflict, or result in any violation of or default under any License, Permit or Governmental Permit.

SECTION 3.15 LABOR MATTERS.

            Neither ERC, the LLC, nor any of the Subsidiaries has any obligations, contingent or otherwise, under any employment or consulting agreements (except if and as set forth in Schedule 3.11 hereto), collective bargaining agreement or other contract with a labor union or other labor or employee group. To ERC's knowledge, there are no efforts presently being made or threatened by or on behalf of any labor union with respect to employees of ERC, the LLC, or any Subsidiary. There are no pending or threatened collective strikes, controversies, slowdowns, work stoppages or other labor disturbances between ERC, the LLC or any Subsidiary. To ERC's knowledge, ERC, the LLC and each of the Subsidiaries are in compliance in all material respects with all federal, state, or other applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and have not and are not engaged in any unfair labor practice; no unfair labor practice complaint against ERC, the LLC or any Subsidiary is pending or, to ERC's knowledge, threatened before the National Labor Relations Board.

SECTION 3.16 EMPLOYEE BENEFIT PLANS.

            (a) Plans and Material Documents. Schedule 3.16(a) lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, whether legally enforceable or not, to which ERC, the LLC and any Subsidiary is a party, with respect to which ERC, the LLC and any Subsidiary has any obligation or which are maintained, contributed to or sponsored by ERC, the LLC and any Subsidiary for the benefit of any current or former employee, officer or director of ERC, the LLC and any Subsidiary, (ii) each employee benefit plan for which ERC, the LLC and any Subsidiary could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which ERC, the LLC and any Subsidiary could incur liability under Section 4212(c) of ERISA and (iv) any contracts, arrangements or understandings relating to employee benefit matters between ERC, the LLC and any Subsidiary or any of its Affiliates and any employee of ERC, the LLC and any Subsidiary including, without limitation, any such contracts, arrangements or understandings relating to a sale of ERC, the LLC and any Subsidiary (collectively, the "Plans"). The LLC and any Subsidiary has furnished Purchaser with a true and complete copy of each Plan and each material document prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed Internal Revenue Service ("IRS") Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared financial statement in connection with each such Plan. Except as disclosed in Schedule 3.16(a), there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which ERC, the LLC and any Subsidiary is a party, with respect to which ERC, the LLC and any Subsidiary has any obligation or which are maintained, contributed to or sponsored by ERC, the LLC and any Subsidiary for the benefit of any current or former employee, officer or director of ERC, the LLC and any Subsidiary. Except as described in Schedule 3,16(a), ERC, the LLC and any Subsidiary has no express or implied commitment, whether legally enforceable or not, (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Internal Revenue Code of 1986, as amended (the "Code").

            (b) Absence of Certain Types of Plans. None of the Plans is a multi employer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multi Employer Plan") or a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which ERC, the LLC and any Subsidiary could incur liability under
Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). Except as set forth in Schedule 3.16(a), none of the Plans provides for the payment of separation, severance, termination or similar-type benefits to any person or obligates ERC, the LLC and any Subsidiary to pay separation, severance, termination or similar-type benefits solely or partially as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. None of the Plans provides for or promises retiree medical, retiree disability or life insurance benefits to any current or former employee, officer or director of ERC, the LLC and any subsidiary. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

            (c) Compliance. Except as would otherwise have a Purchaser Material Adverse Effect, (i) each Plan is now and always has been operated in all material respects in accordance with its terms and the requirements of all applicable laws, regulations and rules promulgated thereunder, including, without limitation, ERISA and the Code, and (ii) ERC, the LLC and any Subsidiary has performed all obligations required to be performed by it under, is not in any respect in default under or in violation of, and has no knowledge of any default or violation by any party to, any Plan. Except as described in Schedule 3.16(c), no action, claim or proceeding is pending or, to the knowledge of ERC, the LLC and any subsidiary, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and no fact or event exists that could give rise to any such action, claim or proceeding.

            (d) Qualification of Certain Plans. Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS and to the knowledge of ERC, the LLC and any Subsidiary, no fact or event has occurred since the date of such determination letter or letters from the IRS to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

            (e) Absence of Certain Liabilities. ERC, the LLC and any Subsidiary has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multi Employer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

SECTION 3.17 TAXES AND RETURNS.

            Except as disclosed on Schedule 3.17 hereto:

            (a) All federal, state, county and local income, franchise, excise, tariff, gross receipts, sales and use, payroll, real and personal property and all other taxes, fees, levies, duties, imposts and governmental charges, assessments and contributions, of any kind whatsoever (including, but not limited to, any interest and penalties imposed with respect thereto) ("Taxes"), for which ERC, the LLC or any of the Subsidiaries is liable with respect to any period, or portion of any period, ending on or prior to the date of the Effective Time and that are or will be required to be paid, collected or withheld by ERC, LLC or any Subsidiary and remitted to the appropriate governmental agency or other taxing authority on or prior to the date of the Effective Time, have been or will be paid collected, withheld, and remitted on or prior to the date of the Effective Time. Except with respect to certain receivables from the sale of time share units (as listed in Schedule 3.17 hereto), neither ERC, nor the LLC or any Subsidiary has any liability for any Taxes that are attributable to any period, or any portion of any period, beginning prior to the date of the Effective Time but as to which payment is not actually required until after the date of the Effective Time other than Taxes
(i) attributable to the current taxable year and (ii) the payment of which has been adequately provided for and separately set forth in the Financial Statements or the Interim Financial Statements. Copies of all returns, reports, notices, forms and other documents (including all schedules, exhibits and other attachments thereto) required to be filed by ERC, the LLC or any Subsidiary on or prior to the date of the Effective Time with respect to Taxes (including, without limitation, information returns) ("Tax Returns") have been or will be timely filed with the appropriate governmental agency or other taxing authority on or prior to the date of the Effective Time and such Tax Returns and the copies thereof which have been or will be provided to Purchaser (as set forth in Schedule 3.17) are or will be true, accurate and complete in all material respects.

            (b) ERC or the LLC has made or will make any elections (and has taken or will take any other acts) necessary to receive installment sale treatment under Section 453 of the Code with respect to the sale of certain time share receivables (as set forth in Schedule 3.17 hereto), and no acts or omissions have been or will be committed by ERC , the LLC or any of the Subsidiaries on or prior the Effective Time (other than any acts necessary to effect the Merger or the transactions contemplated by this Agreement) (i) that have caused or will cause a disposition of such receivables for purposes of
Section 453 of the Code or (ii) that have otherwise caused or will cause any income with respect to such receivables to be realized sooner than anticipated by the terms of such receivables. The amount of income associated with the deferred Taxes attributable to certain time share receivables of the LLC (as set forth in Schedule 3.17 hereto) with respect to the 1997 taxable year and the first five months of the 1998 taxable year of the LLC will not be in excess of approximately $7,000,000.

            (c) Neither ERC, nor the LLC or any of the Subsidiaries is currently subject to a Tax audit or any other similar proceeding nor has received from any governmental or taxing authority any written notice of proposed adjustment, deficiency or underpayment of any Taxes, which notice has not been satisfied by payment or been withdrawn, and there are no claims relating to Taxes that have been asserted or threatened against ERC, the LLC or any of the Subsidiaries. There are no agreements or waivers relating to the extension of time for the assessment of any Taxes of ERC, the LLC or any of the Subsidiaries other than routine audit extensions granted in the ordinary course of business. No consent under Section 341(f) of the Code has been filed with respect to ERC, the LLC or any of the Subsidiaries. There are no proposed reassessments of any property owned by ERC, the LLC or any of the Subsidiaries that could increase the amount of any Tax to which ERC, LLC or any of the Subsidiaries would be subject. Neither ERC, nor the LLC or any of the Subsidiaries has (i) been a member of any affiliated group (other than the affiliated group of which each such party is currently a member) or (ii) filed a Tax Return on a consolidated, combined or unitary basis. Neither ERC, nor the LLC or any of the Subsidiaries is subject to any accumulated earnings tax penalty nor has received any notification regarding a personal holding company tax. Except with respect to certain receivables from the sale of time share units (as listed in Schedule 3.17 hereto) neither ERC, nor the LLC or any of the Subsidiaries has any deferred income reportable for a period ending after the date of the Effective Time but that is attributable to a transaction (e.g. an installment sale) occurring in, or resulting from a change in accounting method made for, a period ending on or prior to the date of the Effective Time. Neither ERC, nor the LLC or any of the Subsidiaries is obligated under any agreement with respect to industrial development bonds or other obligations with respect to which the excludability from gross income of the holder for U.S. federal income tax purposes could be affected by the transactions contemplated by this Agreement. No power of attorney that is currently in force has been granted with respect to any currently ongoing audits of Taxes that could affect ERC, the LLC or any of the Subsidiaries. At all times since August 25, 1994, ERC has had in effect (i) a valid election under Section 1362(a) of the Code (or a comparable election under any successor provision) to be taxed as an S Corporation for federal income tax purposes (an "S Election") (or comparable election under state or local law), (ii) to the extent permitted by law, a comparable election in each state in which it conducts business, and
(iii) to the extent permitted by law, a comparable local law election in each locality in which it conducts business and is subject to a local income tax. ERC has not received and is not aware of any proposal from any federal, state or local taxing authority to disallow such S Election (or comparable state or local law election) for any taxable year. ERC has not been and is not subject to Taxes imposed by (i) Section 1371 of the Code, (ii) Section 1375 of the Code, or
(iii) Section 1374 of the Code. Neither ERC, nor the LLC or any of the Subsidiaries is a party to any agreement relating to allocating or sharing the payment of, or liability for, Taxes for any taxable period (or portion thereof). Neither ERC, nor the LLC nor any of the Subsidiaries has any liability for any Taxes pursuant to Treasury Regulation ss. 1.1502-6 or comparable provisions of state, local or foreign tax law or as a transferee or successor, by contract or otherwise. ERC, the LLC, each Subsidiary and each of the ERC Shareholders qualifies as a "United States person" within the meaning of Section 7701(a)(30) of the Code.

SECTION 3.18 RECEIVABLES

            Schedule 3.18 sets forth an aged list of the Receivables of ERC, the LLC and the Subsidiaries as of May 31, 1998 showing separately those receivables that as of such date had been outstanding (i) 30 days or less, (ii) 31 to 60 days, (iii) 61 to 90 days, and (iv) more than 90 days. All receivables reflected on the Financial Statements arose from, and the receivables existing at the Effective Time will have arisen from, the sale of inventory, Intervals or services to persons not affiliated with ERC, the ERC Stockholders, the LLC or any Subsidiary (except for receivables arising from sales of Intervals to employees of ERC, the LLC or any Subsidiary) and in the ordinary course of the business consistent with past practice.

SECTION 3.19 CONDUCT IN THE ORDINARY COURSE; ABSENCE OF CERTAIN CHANGES, EVENTS AND CONDITIONS.

            Since December 31, 1997, except as disclosed in Schedule 3.19, the business of ERC, the LLC and the Subsidiaries has been conducted in the ordinary course and consistent with past practice. As amplification and not limitation of the foregoing, except as disclosed in Schedule 3.19, since December 31, 1997, neither ERC, the LLC nor any Subsidiary has:

            (i) permitted or allowed any of the real property of ERC, the LLC or any Subsidiary to be subjected to any material encumbrance, other than encumbrances (A) that will be released at or prior to the Closing or (B) in existence on or prior to December 31, 1997;

            (ii) redeemed or repurchased any of the capital stock or declared, made or paid any dividends or distributions (whether in cash, securities or other property) to the holders of capital stock of ERC, the LLC or any Subsidiary or otherwise, other than dividends, distributions and redemptions declared, made or paid by the LLC or any Subsidiary solely to ERC;

            (iii) merged with, entered into a consolidation with or acquired an interest of 5% or more in any material person or acquired a substantial portion of the assets or business of any material person or any material division or line of business thereof, or otherwise acquired any material assets other than in the ordinary course of business consistent with past practice, or sold, transferred, leased, subleased, licensed or otherwise disposed of any material assets other than in the ordinary course of business consistent with past practice;

            (iv) issued or sold any capital stock, notes, bonds or other securities, or any option, warrant or other right to acquire the same, of, or any other interest in, ERC, the LLC or any Subsidiary;

            (v) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or affiliate of such person);

            (vi) (A) granted any increase, or announced any increase, in the wages, salaries, compensation, bonuses, incentives, pension or other benefits payable by ERC, the LLC or any Subsidiary to any of its employees, including, without limitation, any increase or change pursuant to any employee benefit plan or (B) established or increased or promised to increase any benefits under any employee benefit plan, in either case except as required by Law or involving ordinary increases consistent with the past practices of ERC, the LLC or such Subsidiary;

            (vii) incurred any indebtedness (other than draws under credit facilities existing as of the date hereof in the ordinary course of business consistent with past practice) (A) in excess of $500,000 or (B) pursuant to any credit agreement, loan agreement, indenture or other financing arrangement or agreement entered into after the date hereof;

            (viii )made any capital expenditure or commitment for any capital expenditure other than capital expenditures in the ordinary course of business and not in excess of $2,000,000 individually or in the aggregate;

            (ix) except in the ordinary course of business, consistent with past practice, materially amended, modified or consented to the termination of any material Contract or ERC's, the LLC's or any Subsidiary's rights thereunder;

            (x) amended or restated the Articles of Incorporation or the By-laws (or other organizational documents) of ERC, the LLC or any Subsidiary; or

            (xi) except with respect to any required elections that are necessary to account for the sale of time share units on an installment basis, made any Tax election or settled or compromised any material federal, state or local income tax liability.

SECTION 3.20 CERTAIN INTERESTS

            (a) Except as disclosed in Schedule 3.20, no officer or director of ERC, the LLC or any Subsidiary and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director:

            (i) has any direct or indirect financial interest in any competitor, supplier or customer of ERC, the LLC or any Subsidiary, provided, however, that the ownership of securities representing no more than one percent of the outstanding voting power of any competitor, supplier or customer, and which are listed on any national securities exchange or traded actively in the national over-the-counter market, shall not be deemed to be a "financial interest" so long as the person owning such securities has no other connection or relationship with such competitor, supplier or customer;

            (ii) owns, directly or indirectly, in whole or in part, or has any other interest in any tangible or intangible property which ERC, the LLC or any Subsidiary uses or has used in the conduct of its business or otherwise; or

            (iii) has outstanding any material indebtedness to ERC, the LLC or any Subsidiary.

            (b) Except as disclosed in Schedule 3.20(b), no officer or director of ERC, the LLC or any Subsidiary and no relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer or director has outstanding any indebtedness to the ERC Shareholders.

            (c) Except as disclosed in Schedule 3.20(c), neither ERC, the LLC nor any Subsidiary has any liability or any other obligation of any nature whatsoever to any officer, director or shareholder of ERC, the LLC or any Subsidiary or to any relative or spouse (or relative of such spouse) who resides with, or is a dependent of, any such officer, director or shareholder.

SECTION 3.21 BROKERS.

            Except for Salomon Smith Barney, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of ERC. Except for fees and expenses paid by ERC prior to June 1, 1998, the ERC Shareholders are solely responsible for the fees and expenses of Salomon Smith Barney.

SECTION 3.22 PRIVATE PLACEMENT.

            (a) Each ERC Shareholder understands that (i) the shares of Purchaser Common Stock will not be registered under the Securities Act on the ground that the offering and sale of the shares of Purchaser Common Stock are exempt from registration pursuant to Section 4(2) of the Securities Act, (ii) the resale or other disposition of the shares of Purchaser Common Stock is restricted pursuant to the securities laws and the Stockholders' Agreement and
(iii) there can be no assurance that such ERC Shareholder will be able to sell or dispose of such shares purchased by it pursuant to this Agreement.

            (b) The shares of Purchaser Common Stock to be issued to each ERC Shareholder are being acquired for investment only and not with a view to any sale or distribution of such shares or any part thereof in violation of the Securities Act. Each ERC Shareholder agrees at all times to sell or otherwise dispose of all or any part of the shares of Purchaser Common Stock only pursuant to a registration, or exemption therefrom, under the Securities Act and in compliance with applicable state securities laws. Each such ERC Shareholder shall take any steps necessary to ensure that any purchaser thereof shall agree not to sell or otherwise dispose of shares of Purchaser Common Stock except in compliance with the requirements contained in the preceding sentence.

            (c) Each ERC Shareholder is an "accredited investor" within the meaning of Rule 501 promulgated under the Securities Act and has such knowledge and experience, or has consulted with persons having knowledge and experience, in financial and business matters as to be capable of evaluating the merits and risks of an investment in the shares of Purchaser Common Stock. Such ERC Shareholder has received all the information that such ERC Shareholder deems material to his or her evaluation of the business, assets, liabilities, financial condition and results of operations of Purchaser and all the information that such ERC Shareholder has requested from Purchaser and considers necessary or appropriate for deciding whether to acquire the shares of Purchaser Common Stock. Such ERC Shareholder has the ability to bear the economic risks of such ERC Shareholder's prospective investment and such ERC Shareholder is able, without materially impairing such financial condition, to hold the shares of Purchaser Common Stock for an indefinite period of time and to suffer complete loss on such ERC Shareholder's investment, in the event such a loss should occur. Each ERC Shareholder acknowledges that the shares of Purchaser Common Stock received by such person are subject to the various restrictions and other provisions contained in the Stockholders' Agreement.

SECTION 3.23 KNOWLEDGE OF ERC; DELIVERY OF INFORMATION.

            (a) For purposes of this Article III, "knowledge" means, with respect to ERC, the actual knowledge of the persons listed on Schedule 3.23.

            (b) For purposes of this Article III "delivery" when used in connection with documents to be provided to or disclosed to Purchaser, shall include the review of (or opportunity to review) such documents by Purchaser, provided that such documents are listed in the relevant schedule attached hereto and ERC, upon the request of Purchaser, provides the Purchaser and its representatives with copies of all such documents or the opportunity to conduct such review or additional review of such documents as the Purchaser deems necessary.

                                   ARTICLE IV

                    ADDITIONAL AGREEMENTS AND REPRESENTATIONS
                                 OF THE PARTIES

SECTION 4.1 CONDUCT OF BUSINESS OF ERC, THE LLC AND PURCHASER

            (a) The ERC Shareholders and ERC covenant and agree that, except as described in Schedule 4.1, between the date hereof and the time of the Closing, none of the ERC Shareholders, ERC, the LLC nor any Subsidiary shall conduct its business other than in the ordinary course and consistent with ERC's, the LLC's and such Subsidiary's past practice. Without limiting the generality of the foregoing, except as described in Schedule 4.1, the ERC Shareholders shall cause ERC, the LLC and each Subsidiary to (i) continue its advertising, marketing and promotional activities, and selling, pricing and purchasing policies, in accordance with past practice; (ii) use its commercially reasonable efforts to
(A) preserve intact their business organizations, (B) keep available to Purchaser the services of the employees of ERC, the LLC and each Subsidiary, (C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of ERC, the LLC and each Subsidiary, and (D) preserve and manage its current relationships with its customers, suppliers and other persons with which it has significant business relationships in the ordinary course of business consistent with past practice; (iii) maintain or refrain from terminating, canceling or compromising any material claims of ERC, the LLC or any Subsidiary and refrain from waiving any other rights of substantial value to ERC, the LLC or any Subsidiary, except in the ordinary course of business consistent with past practice, (iv) maintain or renew any permit or Environmental Permit issued or related to ERC, the LLC or any Subsidiary and (v) not engage in any practice, take any action, fail to take any action or enter into any transaction which would be likely to cause any representation or warranty of the ERC Shareholders or ERC to be untrue or result in a breach of any covenant made by the ERC Shareholders or ERC in this Agreement.

            (b) Except as described in Schedule 4.1, ERC and each ERC Shareholder covenant and agree that, prior to the Closing, without the prior written consent of Purchaser (not to be unreasonably withheld or delayed), neither ERC, the ERC Shareholders nor any Subsidiary will do any of the things enumerated in the second sentence of Section 3.19. In the event ERC, any ERC Shareholder or any Subsidiary desires to obtain the consent of Purchaser to take any action restricted by this Section 4.1(b), such person shall submit a request for such consent to Purchaser in accordance with Section 10.2 hereof, and communicate such request to Richard C. Breeden, Thomas J. Hamel, Gerald l. Klaben, or Paul Joslyn, in a conversation by telephone. Purchaser shall respond to such request by the end of the second business day after receipt of such written request. In the event Purchaser does not so respond, ERC may proceed with the proposed transaction.

            (c) Except for such actions as are listed on Schedule 2.4 hereto, Purchaser covenants and agrees that, between the date hereof and the Closing, Purchaser will not, without the prior written consent of ERC (not to be unreasonably withheld or delayed): (i) issue or sell any capital stock or any option, warrant or other right to acquire the same, of Purchaser or any of its subsidiaries or (ii) redeem or repurchase any of its capital stock or declare, make or pay any dividends or distributions (whether in cash, securities, or other property) to the holders of capital stock of Purchaser or any of its subsidiaries or otherwise, other than dividends, distributions and redemptions declared, made or paid of any subsidiary of Purchaser solely to Purchaser. In the event Purchaser desires to obtain the consent of ERC to take any action restricted by this Section 4.1(c), Purchaser shall submit a request for such consent to ERC in accordance with
Section 10.2 hereof, and communicate such request to R. Perry Harris, James A. Mercurio or Richard Winkler in a conversation by telephone. ERC shall respond to such request by the end of the second business day after receipt of such written request. In the event ERC does not so respond, Purchaser may proceed with the proposed transaction.

SECTION 4.2 ACCESS PRIOR TO CLOSING.

            (a) Upon reasonable notice from the date hereof through the Closing, ERC, the LLC and the Subsidiaries, and their respective directors, officers, agents, and employees, shall afford Purchaser and its representatives reasonable access to, and opportunity to examine, during normal business hours, any and all of the premises, properties, contracts, books, records, business, data, personnel, customers and vendors of or relating to ERC, the LLC and any of the Subsidiaries.

            (b) Upon reasonable notice from the date hereof through Closing, Purchaser and its subsidiaries and their respective directors, officers, agents, and employees, shall afford ERC, the LLC and the Subsidiaries and their respective representatives access to, and opportunity to examine, during normal business hours, any and all of the premises, properties, contracts, books records, business, data, personnel, customers and vendors of or relating to Purchaser and its subsidiaries.

SECTION 4.3 REGULATORY AND OTHER AUTHORIZATIONS.

            (a) ERC, the ERC Shareholders, the LLC and the Subsidiaries (i) shall obtain all governmental, regulatory and third-party approvals, consents, filings, authorizations or certifications necessary in order for such parties to consummate the Merger and (ii) will cooperate fully with Purchaser in promptly seeking to obtain all such approvals, consents, filings authorizations or certificates.

            (b) Purchaser and its subsidiaries (i) shall obtain all governmental, regulatory and third-party, consents, filings, authorizations or certificates necessary in order for Purchaser and Acquisition Corp. to consummate the Merger and (ii) will cooperate fully with ERC, the ERC Shareholders, the LLC and the Subsidiaries in promptly seeking to obtain all such approvals, consents, filings, authorizations or certifications.

            (c) The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any of the foregoing and will use their commercially reasonable efforts to secure the same as promptly as possible.

SECTION 4.4 FURTHER ASSURANCES.

            At any time and from time to time at or after the Closing, Purchaser, ERC and the ERC Shareholders agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, files, books, and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereby.

SECTION 4.5 CERTAIN TAX MATTERS.

            (a) The ERC Shareholders shall pay (i) all Taxes arising out of or related to their receipt of the Merger Consideration as contemplated by this Agreement and (ii) (x) if the transactions contemplated by this Agreement are not characterized as intended for tax purposes (as described in Section 1.9, including, but not limited to, the Merger qualifying as a reorganization within the meaning of Section 368(a) of the Code) for any reason (other than by the breach by any member of the Purchaser Group (as defined below) of a covenant contained in this Agreement) or (y) the sale of the timeshare units described in Section 1.9(a)(iv) are not accounted for as intended in Section 1.9(a)(iv) for tax purposes for any reason (other than by the breach by any member of the Purchaser Group (as defined below) of an agreement or covenant contained in this Agreement), or in the case of both (x) and (y), then the ERC Shareholders shall indemnify and hold Purchaser, its affiliates (including, following the Closing, ERC, the LLC and the Subsidiaries), and their successors, transferees and assigns (collectively, the "Purchaser Group") harmless from and against all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, reasonable attorney's fees and expenses) incurred or suffered by such Purchaser Group with respect to Taxes resulting from or arising out of such alternative characterization or accounting, or both.

            (b) The ERC Shareholders shall prepare and file, or cause to be prepared and filed, with the appropriate governmental authority all federal, state, local and foreign Tax Returns (as defined in Section 3.17) required to be filed (with extensions) by or with respect to ERC or the LLC on or prior to the date of the Effective Time. The ERC Shareholders shall prepare (or cause to be prepared) and the Purchaser shall timely file (or cause to be timely filed), all Tax Returns of ERC, the LLC or any Subsidiary with respect to periods ending on or prior to the date of the Effective Time that are required to be filed after the date of the Effective Time. In connection with such Tax Returns and the preparation thereof, the ERC Shareholders shall be permitted to utilize the installment method under Section 453 of the Code (or similar provisions of state, local or foreign law), provided all necessary elections are properly made with respect to the sale of timeshare units (as set forth in Schedule 3.17 hereto).

            (c) INTENTIONALLY OMITTED.

            (d) Purchaser agrees that it will and will cause ERC and the LLC and each Subsidiary to make available all such information, employees and records of ERC and the LLC and each Subsidiary to the ERC Shareholders and their employees and advisors as the ERC Shareholders may reasonably request with respect to matters relating to Taxes (including, without limitation, the right to make copies of such information and records) and will cooperate as requested by either ERC Shareholder with respect to all matters relating to Taxes (including, without limitation the filing of Tax Returns, audits, and proceedings). No member of the Purchaser Group shall file or permit to be filed any amended Tax Returns with respect to ERC or the LLC or any Subsidiary for any period (or portion thereof) ending on or prior to the date of the Effective Time without the prior written consent of the ERC Shareholders, which consent shall not be unreasonably withheld and no member of the Purchaser Group shall with respect to Taxes attributable to periods ending on or prior to the date of the Effective Time take or advocate any position, initiate any claim or otherwise take any action that would adversely affect the ERC Shareholders, ERC, the LLC or any Subsidiary.

            (e) Notwithstanding any other provision of this Agreement, all transfer, registration, stamp, documentary, sales, use and similar Taxes (including, but not limited to, all applicable real estate transfer or gains Taxes and any stock transfer Taxes) incurred in connection with this Agreement and the transactions contemplated hereby shall be the responsibility of and be paid by the ERC Shareholders. The ERC Shareholders and Purchaser shall cooperate in the timely making of all filings, returns, reports and forms as may be required in connection therewith.

            (f) If for any reason whatsoever (i) the Merger fails to qualify as a reorganization within the meaning of Section 368(a) of the Code, (ii) the transactions contemplated by this Agreement are not characterized as intended in
Section 1.9 for tax purposes, or (iii) sales of the timeshare units described in
Section 1.9(a)(iv) are not accounted for as intended in Section

1.9(a)(iv) for tax purposes and, in the case of (i), (ii), or (iii), or any combination of the foregoing, the Purchaser Group obtains any basis increase in any asset (other than the equity interests in ERC Ventures, Inc.) (a "Purchaser Group Basis Increase") then (in addition to any other remedies which may be available to the ERC Shareholders but without duplication thereof) Purchaser shall pay to the ERC Shareholders an amount (the "Amount") equal to (a) the excess of (i) with respect to a taxable period, the liability for the aggregate amount of Taxes to which the Purchaser Group would have been subject in each relevant jurisdiction had no such Purchaser Group Basis Increase occurred (and had Purchaser not been required to make any such payments pursuant to this
Section 4.5(f)), over (ii) the actual liability for such Taxes for such taxable period (after taking into account any Purchaser Group Basis Increase), plus
(b)(i) professional fees and related costs and expenses, if any, incurred by the ERC Shareholders in connection with the events described in this Section 4.5(f) less (ii) professional fees and related costs and expenses, if any, incurred by Purchaser Group in connection with the events described in this Section 4.5(f); provided, however, that no payment of such Amount, if any, shall be required if, to the extent that and for as long as (x) any Taxes (for any reason whatsoever, other than by the breach by any member of the Purchaser Group of a covenant contained in this Agreement) have become the obligation of, or are otherwise imposed on or assessed against, the Purchaser Group by a taxing authority in connection with the Purchaser Group obtaining a Purchaser Group Basis Increase and (y) such Taxes have not been paid by the ERC Shareholders or been the subject of a Final Determination that relieves the members of the Purchaser Group that have become so obligated or against which such Taxes are imposed or assessed against from any potential liability for such Taxes. In addition, Purchaser shall have no obligation to make payment under this Section 4.5(f) to the extent that the Amount required to be paid is in excess of the amount of Taxes, if any, that become imposed on or otherwise assessed against the ERC Shareholders (and that are not otherwise reimbursed by Purchaser under this Agreement) in connection with a Purchaser Group Basis Increase (taking into account Taxes imposed on the ERC Shareholders as a result of payments, if any, made under this Section 4.5(f)). Such payment will be due (subject to a 10 day grace period) when, as, and to the extent the Purchaser Group derives an actual benefit (including in the form of any refund or reduction in Tax liability) as the result of such excess. Any dispute concerning the calculation of payments due under this Section 4.5(f) will be resolved by a nationally recognized accounting firm that is jointly selected and mutually engaged by ERC Shareholders and Purchaser (the fees and expenses of which shall be shared equally by the ERC Shareholders and the Purchaser).

            (g) With respect to the transactions contemplated by this Agreement and the sale of certain timeshare units as described in Section 1.9 (a)(iv) and their intended treatment for federal state, and local tax purposes as set forth in Section 1.9, neither the ERC Shareholders, nor ERC, the LLC or Purchaser, nor any of their respective subsidiaries or other affiliates shall take any action, or fail to take any action, that would jeopardize such intended treatment of the transactions contemplated by this Agreement (including, but not limited to, the Merger qualifying as a reorganization within the meaning of Section 368(a) of the Code) or the sale of certain timeshare units as described in Section 1.9(a)(iv) for federal, state and local tax purposes, or both; provided, however, that in no event shall Purchaser be deemed to have breached its obligation under this Section 4.5(g) to the extent that the ERC Shareholders elect to make an indemnification payment to Purchaser in Purchaser Common Stock pursuant to Section 9.2(b) and such election and payment cause the transactions contemplated by this Agreement, as a result of a Final Determination, to be characterized for tax purposes other than in the manner contemplated by Section
1.9. Without limiting the foregoing, no member of the Purchaser Group shall take a position with respect to tax basis in the assets of a member of the Purchaser Group that is inconsistent with an acquisition of a "carryover" tax basis in such assets.

            (h) If any member of the Purchaser Group receives any written notice from any taxing authority proposing any adjustment to any Tax relating to ERC or the LLC, such member shall give prompt written notice thereof to the ERC Shareholders, which notice shall describe in detail each proposed adjustment. If the ERC Shareholders receive any written notice from any taxing authority proposing any adjustment to any Tax or are notified of any Final Determination relating to the ERC Shareholders, ERC or the LLC (in each case, with respect to the transactions contemplated by this Agreement or with respect to the sale of certain timeshare units as described in Section 1.9(a)(iv), or both), the ERC Shareholders shall give prompt written notice thereof to either Purchaser or Acquisition Corp., which notice shall describe in detail each proposed adjustment or such Final Determination, as applicable.

            (i) The parties hereto agree that, except as prohibited by applicable law, all indemnity payments made pursuant to this Agreement shall be treated as adjustments to the applicable Merger Consideration. In the event that the laws of a jurisdiction provide otherwise, such indemnity payments shall be made in an amount sufficient to indemnify the relevant party on an after-Tax basis (i.e., such amounts shall be grossed-up for Tax detriments and reduced for Tax benefits).

            (j) Purchaser shall make no claim against the ERC Shareholders for indemnification pursuant to Section 9.2(a) of this Agreement in respect of income or withholding Taxes unless the aggregate of all claims for such income and withholding Taxes exceeds $25,000, in which case the ERC Shareholders shall be required, subject to the provisions of Article IX (other than the dollar limitations set forth in the first sentence of Section 9.2(b)) to pay or be liable for all such claims.

            (k) For purposes of determining whether the conditions to Closing have been satisfied (but not for purposes of the ERC Shareholders' indemnification of Purchaser for Taxes) the representations in Section 3.17 of this Agreement shall apply only with respect to items which could have a Material Adverse Effect. For purposes of Article IX of this Agreement, the representations in Section 2.12 and Section 3.17 of this Agreement shall be deemed to have been made without any exception for items identified in Schedule
2.12 and Schedule 3.17 (other than, in the case of Schedule 3.17, with respect to certain receivables from the sale of time share units so identified and listed on such Schedule).

SECTION 4.6 DELIVERY.

            Subject to the terms and conditions of this Agreement, Purchaser, ERC and the ERC Shareholders shall cause the delivery of the respective documents required to be delivered or caused to be delivered by them pursuant to
Article VII below. In addition to their respective obligations under Section 4.3 and elsewhere in this Agreement, each of Purchaser and ERC also agree to cooperate and take or cause to be taken all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each condition to such party's obligations contained in this Agreement and to consummate the Merger as promptly as practicable.

SECTION 4.7 EMPLOYEES.

            The parties contemplate that the employees of ERC, the LLC and the Subsidiaries shall continue employment on substantially the same terms as in effect on the Closing Date; provided, however, that nothing herein contained is intended to limit the discretion of Purchaser to change or eliminate such employment for any employees following the Closing, subject to severance rights of certain executive employees as set forth in the severance agreements described on Schedule 3.11.

SECTION 4.8 EMPLOYMENT AGREEMENT.

            Each of Purchaser and R. Perry Harris hereby covenant and agree to enter into an employment agreement on the Closing Date substantially in the form attached as Exhibit 4.8 (the "Employment Agreement").

SECTION 4.9 CONFIDENTIALITY.

            (a) That certain Confidentiality Agreement dated February 6, 1998 (the "CA") executed between Purchaser and Salomon Smith Barney Inc. on behalf of ERC, is hereby incorporated by reference in its entirety and Purchaser and Acquisition Corp agree to abide by all of the covenants and agreements set forth in the CA, as if they were each an original party thereto. Notwithstanding the foregoing, (a) Purchaser may issue or make a press release, announcement or other disclosure regarding this Agreement and the transactions contemplated hereby which it reasonably determines necessary or desirable under applicable law or NASDAQ SmallCap Market rule or regulation, and (b) Purchaser may, at any time after the date of this Agreement, file with the SEC a Form 8-K pursuant to the Exchange Act with respect to the transactions contemplated by this Agreement, provided that Purchaser will provide to ERC a copy of any proposed release or Form 8-K in advance of its dissemination or filing to provide ERC an opportunity to comment thereon.

            (b) ERC and the ERC Shareholders agree to, and shall cause their Affiliates, agents, representatives and employees to: (i) treat and hold as confidential (and not disclose or provide access to any person) all information relating to trade secrets, price, customer and supplier lists, pricing and marketing plans, policies and strategies, details of client and consultant contracts, operations methods, business acquisition plans, new personnel acquisition plans and all other confidential information with respect to the business, of Purchaser, its subsidiaries, ERC, the LLC and the Subsidiaries,
(ii) in the event that ERC or the ERC Shareholders or any such agent, representative or employee becomes legally compelled to disclose any such information, provide Purchaser with prompt written notice of such requirement so that Purchaser or any of its subsidiaries may seek a protective order or other remedy or waive compliance with this Section 4.9(b), (iii) in the event that such protective order or other remedy is not obtained, or Purchaser waives compliance with this Section 4.9(b), furnish only that portion of such confidential information which is legally required to be provided and exercise its best efforts to obtain assurances that confidential treatment will be accorded such information. ERC and the ERC Shareholders agree and acknowledge that remedies at law for any breach of their obligations under this Section 4.9(b) are inadequate and that in addition thereto Purchaser shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any such breach.

SECTION 4.10 NOTICE OF DEVELOPMENTS.

            (a) Prior to the Closing, ERC and the ERC Shareholders shall promptly notify Purchaser in writing of (i) all events, circumstances, facts and occurrences arising subsequent to the date of this Agreement which could result in any breach of a representation or warranty or covenant of ERC in this Agreement or which could have the effect of making any representation or warranty of ERC in this Agreement untrue or incorrect in any material respect
(ii) all other material developments affecting the assets, liabilities, business, financial condition, operations, results of operations, customer relations, employee relations, projections or prospects of ERC, the LLC or any Subsidiary and (iii) all acquisition of real property or any interest therein.

            (b) Prior to the Closing, Purchaser and its subsidiaries shall promptly notify ERC, the LLC and the Subsidiaries in writing of (i) all events, circumstances, facts, and occurrences arising subsequent to the date of this Agreement which could result in a breach of a representation or warranty or covenant of Purchaser in this Agreement or which could have the effect of making any representation or warranty of Purchaser in this Agreement untrue or incorrect in any material respect, (ii) all other material developments affecting the assets, liabilities, business, financial condition, operations, results of operations, customer relations, employee relations, projections or prospects of Purchaser or any of its subsidiaries and (iii) all acquisitions of real property or an interest therein.

SECTION 4.11 NO SOLICITATION OR NEGOTIATION.

            Each of ERC and the ERC Shareholders agree that between the date of this Agreement and the earlier of (i) the Closing and (ii) the termination of this Agreement pursuant to Article VIII, none of the ERC Shareholders, ERC, the LLC or any Subsidiary nor any of their respective affiliates, officers, directors, investment bankers, representatives or agents will (a) solicit, initiate, consider, encourage or accept any other proposals or offers from any person (i) relating to any acquisition or purchase of all or any portion of the capital stock of ERC, the LLC or any Subsidiary or assets of ERC, the LLC or any Subsidiary (other than assets to be sold in the ordinary course of business consistent with past practice), (ii) to enter into any business combination with the ERC, the LLC, or any Subsidiary or (iii) to enter into any other extraordinary business transaction involving or otherwise relating to ERC, the LLC or any Subsidiary, or (b) participate in any discussions, conversations, negotiations and other communications regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way, assist or participate in, facilitate or encourage any effort or attempt by any other person to seek to do any of the foregoing. ERC and the ERC Shareholders immediately shall cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Persons conducted heretofore with respect to any of the foregoing. ERC and the ERC Shareholders agree not to, and to cause the LLC and each Subsidiary not to, without the prior written consent of Purchaser, release any Person from, or waive any provision of, any confidentiality or standstill agreement to which the ERC Shareholders, ERC, the LLC or any Subsidiary is a party.

                                    ARTICLE V

                              INTENTIONALLY OMITTED

                                   ARTICLE VI

                              CONDITIONS TO CLOSING

SECTION 6.1 CLOSING CONDITIONS OF ERC AND THE ERC SHAREHOLDERS.

            The obligations of ERC and the ERC Shareholders under this Agreement are subject to the reasonable satisfaction, or waiver by the ERC Shareholders, at or prior to the Closing, of each of the following conditions:

            (a) The representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.1(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects.

            (b) Purchaser shall have performed and complied with all of the covenants and agreements in all material respects and satisfied all of the conditions in all material respects required by this Agreement to be performed or complied with or satisfied by Purchaser at or prior to the Closing;

            (c) On the Closing Date, there shall be no injunction, restraining order or decree of any nature of any court or governmental authority in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement;

            (d) Purchaser shall have executed and delivered the Related Agreements to the respective parties thereto.

            (e) Acquisition Corp. shall have received, from R. Perry Harris, 100% of the equity interests in ERC Ventures, Inc., free and clear of all liens and encumbrances, in exchange for (i) a payment of nominal consideration of $10, and (ii) a payment of $150,000 to reimburse R. Perry Harris for a deposit delivered on behalf of ERC Ventures, Inc to the Bankruptcy Court in the District of Rhode Island in relation to the purchase of certain assets.

SECTION 6.2 CLOSING CONDITIONS OF PURCHASER.

            The obligations of Purchaser under this Agreement are subject to the reasonable satisfaction, or waiver by Purchaser, at or prior to the Closing, of each of the following conditions:

            (a) The representations and warranties of ERC and the ERC Shareholders contained in this Agreement shall be true and correct in all material respects on the date hereof and on the Closing Date as though made on and as of the Closing Date or, in the case of representations and warranties made as of a specified date earlier than the Closing Date, on and as of such earlier date, provided, however, that if any portion of any representation or warranty is already qualified by materiality, for purposes of determining whether this Section 6.2(a) has been satisfied with respect to such portion of such representation or warranty, such portion of such representation or warranty as so qualified must be true and correct in all respects.

            (b) ERC, the LLC and each of the Subsidiaries shall have performed and complied with all of the covenants and agreements in all material respects and satisfied all of the conditions in all material respects required by this Agreement to be performed or complied with or satisfied by it or them at or prior to the Closing;

            (c) All authorizations, consents, licenses, approvals and other actions by, and all notices to and filings with, any lender, governmental authority, or other persons that are required for the due execution, delivery and performance of this Agreement listed on Schedule 6.2(c) hereto, or the failure of which to be obtained would constitute an ERC Material Adverse Effect, shall have been made or obtained in form and substance reasonably satisfactory to Purchaser, and all waiting periods which are required by law to have expired or to have been terminated prior to consummation of the Merger shall have expired or been terminated;

            (d) On the Closing Date, (i) there shall be no injunction, restraining order or decree of any nature of any court or governmental authority in effect that restrains or prohibits the consummation of the transactions contemplated by this Agreement and (ii) no action, order to show cause, or other motion or pleading brought by any third party seeking such an injunction, restraining order or decree shall be pending before any court or governmental authority;

            (e) (i) On or prior to July 31, 1998 (A) the Bankruptcy Court of the Northern District of New York (the "Bankruptcy Court"), which currently has jurisdiction over the bankruptcy estate of The Bennett Funding Group, Inc., Bennett Management and Development Corporation and certain other related entities (the "Estate"), shall not have taken any action to assert jurisdiction over or otherwise impede the Merger or the other transactions contemplated hereby, (B) neither the Official

Creditors Committee of the Estate nor any other person shall have asserted in writing to the Estate or the Bankruptcy Court that such court's approval is required with respect to the Merger or the other transactions contemplated hereby and (C) the Company shall not have reasonably concluded that the approval of the Bankruptcy Court is required with respect to the Merger or the other transactions contemplated hereby, unless (ii) the Bankruptcy Court shall have subsequently (A) determined that its approval of the Merger is not required or
(B) approved the Merger.

            (f) Acquisition Corp. shall have received, from R. Perry Harris, 100% of the equity interests in ERC Ventures, Inc., free and clear of all liens and encumbrances, in exchange for (i) a payment of nominal consideration of $10, and (ii) a payment of $150,000 to reimburse R. Perry Harris for a deposit delivered on behalf of ERC Ventures, Inc to the Bankruptcy Court in the District of Rhode Island in relation to the purchase of certain assets.

            (g) (i) R. Perry Harris shall have executed and delivered to Purchaser the Employment Agreement and (ii) the ERC Shareholders shall have executed and delivered to Purchaser the Stockholders' Agreement (as defined in Section 7.1(g)).

            (h) Purchaser shall have received an undertaking which shall not have been withdrawn prior to Closing of Donovan, Sullivan & Ryan, independent public accountants to ERC, to cooperate with Purchaser in causing to become effective an registration statement with the Securities and Exchange Commission for a public offering of Purchaser Common Stock, by providing such assistance, including such comfort letters and other accounting opinions and consents to be included in a registration statement for Purchaser Common Stock, as shall be necessary or desirable to effect such a registration and public offering, consistent with customary practices; and

            (i) Each of the directors of ERC shall have resigned.


                                   ARTICLE VII

                                   THE CLOSING

SECTION 7.1 DELIVERIES BY ERC AND ERC SHAREHOLDERS.

            At the Closing, ERC or Purchaser shall receive from ERC or the ERC Shareholders (as applicable) the following and the ERC Shareholders (as applicable) shall cause the same to be delivered to Purchaser:

            (a) A certificate or certificates representing the stock of ERC, duly endorsed in blank by the ERC Shareholders for transfer, or accompanied by a duly executed stock power or assignment form, duly executed in blank;

            (b) The resignation of all officers and directors of ERC, effective as of the Closing Date;

            (c) Certificate of good standing from the Secretary of State of each of the states in which ERC, the LLC or any of the Subsidiaries is incorporated or organized, stating that each such entity is a validly existing corporation (or limited liability company, as the case may be);

            (d) A certificate, dated as of the Closing, signed by an officer of ERC to the effect that the conditions specified in Sections 6.2(a) and (b) above have been satisfied in all material respects.

            (e) Copies of duly adopted resolutions approving the execution, delivery and performance of this Agreement and the other instruments contemplated hereby certified by the Secretary of ERC;

            (f) A true, correct and complete copy of the Articles of Incorporation (or similar public record of formation), as amended, of ERC, the LLC and each Subsidiary, certified by the Secretary of State of its state of incorporation or formation, and a true, correct and complete copy of the Bylaws, operating agreement or partnership limited liability company agreement (as applicable) as amended, of ERC, the LLC and each Subsidiary, certified by the secretary of other appropriate party of each such entity;

            (g) Executed counterparts of (i) the Stockholders' Agreement substantially in the form attached hereto as Exhibit 7.1(g) (the "Stockholders' Agreement"; and together with the Employment Agreement, the "Related Agreements") and (ii) the Employment Agreement, executed by the parties thereto other than Purchaser;

            (h) A certificate of the secretary of ERC certifying (i) the resolutions referred to in clause in clause (f) above, (ii) the Bylaws of ERC and (iii) the names and signatures of the officers of ERC authorized to sign this Agreement and each certificate or other document delivered on behalf of ERC pursuant hereto.

            (i) An affidavit from each of ERC, the LLC, each Subsidiary, and each ERC Shareholder stating that such party qualifies as a "United States person" within the meaning of Section 7701(a)(30) of the Code.

SECTION 7.2 PURCHASER'S DELIVERIES.

            At the Closing, the ERC Shareholders shall receive from Purchaser the following and Purchaser shall cause the same to be delivered to the ERC
Shareholders:

            (a) the Merger Consideration in accordance with the provisions of
Section 1.3 hereof;

            (b) Certificate of good standing from the Secretary of State of the State of Florida (in the case of Purchaser) and the Secretary of State of the State of Delaware (in the case of Acquisition Corp.) stating that Purchaser and Acquisition Corp are each validly existing corporations in good standing;

            (c) A certificate, dated as of the Closing, signed by an officer of Purchaser to the effect that the conditions specified in Section 6.1(a) and (b) above have been satisfied in all material respects;

            (d) Copies of duly adopted resolutions of Purchaser's Board of Directors and Acquisition Corp.'s shareholders and Board of Directors approving the execution, delivery and performance of this Agreement and the Related Agreements, certified by their respective Secretaries;

            (e) The Stockholders' Agreement and the Employment Agreement each executed by Purchaser.

            (f) A true, correct and complete copy of the Articles of Incorporation, as amended, of each of Purchaser and Acquisition Corp., certified by the Secretary of State of its state of incorporation or formation, and a true, correct and complete copy of the Bylaws, certified by the secretary of Purchaser and Acquisition Corp.

            (g) A certificate of the secretary of Purchaser and Acquisition Corp. certifying (i) the resolutions referred to in clause (d) above, (ii) the By-laws of Purchaser and Acquisition Corp., and (iii) the names and signatures of the officers of Purchaser and Acquisition Corp. authorized to sign this Agreement and each certificate or other document delivered on their behalf pursuant hereto.

                                  ARTICLE VIII

                                   TERMINATION

SECTION 8.1 TERMINATION.

            Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated only:

            (a) by mutual consent of the Boards of Directors of Purchaser and ERC;

            (b) by Purchaser or ERC if, for any reason, the Closing has not occurred on or before September 15, 1998;

            (c) by Purchaser, upon a breach of any representation, warranty, agreement or covenant on the part of ERC or the ERC Shareholders set forth in this Agreement, such that the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would be incapable of being satisfied by September 15, 1998;

            (d) by ERC, upon a breach of any representation, warranty, agreement or covenant on the part of Purchaser, such that the conditions set forth in
Section 6.1(a) or 6.1(b), as the case may be, would be incapable of being satisfied by September 15, 1998; or

            (e) by Purchaser or ERC if any court of competent jurisdiction in the United States or other governmental authority shall have issued an order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action is or shall have become non-appealable.

SECTION 8.2 EFFECT OF TERMINATION.

            Upon the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith be void and of no further force and effect without any liability or obligation on the part of either party, except (a) that the provisions set forth in Sections 4.9, Article X, Section 8.3, Section 8.4 and in this Section 8.2 shall continue in full force and effect and (b) that nothing herein shall relieve either party from liability for any breach of this Agreement.

SECTION 8.3 FEES AND EXPENSES.

            All expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, provided, however, that, irrespective of whether the Merger is consummated, Purchaser shall pay the reasonable legal and accounting fees and expenses of ERC and the ERC Shareholders up to a maximum of $250,000, except in the event that the transaction is terminated due to a breach by ERC or the ERC Shareholders of their obligations hereunder.

SECTION 8.4 SPECIFIC PERFORMANCE.

            It is expressly agreed and understood that nothing in this Agreement shall preclude either party from seeking specific performance, injunctive relief or any other remedies not involving the payment of monetary damages in the event of any material breach or material violation of any provision of this Agreement by the other party (whether or not this Agreement is terminated as a result of such breach or violation) and each party acknowledges that, in light of the unique benefit to it of its rights under this Agreement, such remedies shall be available in respect of any such breach or violation by it in any suit properly instituted in a court of competent jurisdiction.

                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

            Each of the representations and warranties made by Purchaser and ERC and each ERC Shareholder in this Agreement or pursuant hereto shall survive for a period of 18 months after the Closing Date; provided, however, that representations, warranties, covenants and promises made by Purchaser and ERC and each ERC Shareholder with respect to Tax matters shall survive until 60 days after the expiration of the statute of limitations (including any extensions thereof pursuant to the delivery of waivers or other documents having similar effect) applicable to any assessments by any taxing authority of Taxes with respect to which such representations, warranties, covenants and promises relate. No claim may be asserted against any party hereto and no party hereto shall have any liability to the other party hereto, with respect to any inaccuracy in or any breach of any representation or warranty after the survival period, except that if a claim shall be first asserted within the applicable period, such claim shall not thereafter be barred. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant, and agreement. The Closing of the Merger shall not constitute a waiver of any rights to indemnification. The rights of each indemnified party to obtain indemnification with respect to each indemnifying party's representations and warranties shall not be reduced by any investigation made at any time by or on behalf of such indemnified party.

SECTION 9.2 INDEMNIFICATION OF PURCHASER.

            (a) The ERC Shareholders agree, jointly and severally, subject to the limitations in Section 4.5(j) and Section 9.2(b), to indemnify and hold Purchaser, its affiliates (including, following the Effective Time, ERC, the LLC and the Subsidiaries), and their officers, directors, employees, agents, successors, transferees and assigns (each a "Purchaser Indemnified Party") harmless from and against all expenses, losses, costs, Taxes, deficiencies, liabilities and damages (including, without limitation, reasonable attorney's fees and expenses) incurred or suffered by them (collectively, "Purchaser Indemnifiable Damages") resulting from or arising out of (i) any breach of a representation or warranty made by ERC or any ERC Shareholder in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by ERC or any ERC Shareholder in this Agreement, or (iii) any inaccuracy in any certificate delivered by ERC or any ERC Shareholder pursuant to this Agreement, or (iv) with respect to any Taxes imposed on the ERC Shareholders, ERC, the LLC or any of the Subsidiaries with respect to any period, or any portion of any period, ending on or prior to the date of the Effective Time (except to the extent such Taxes are imposed by reason of a breach by any member of the Purchaser Group of a covenant or agreement relating to the treatment of the transactions contemplated by this Agreement as intended in Section 1.9 or relating to the sale of certain timeshare units as described in Section 1.9
(a)(iv), or both); provided that no indemnity for Taxes shall arise unless such Taxes are in excess of the reserve for Taxes reflected on either the Financial Statements or the Interim Financial Statements.

            (b) Notwithstanding the foregoing, no claim other than a claim in respect of income or withholding Taxes (which shall be subject only to the limitation set forth in Section 4.5(j)) may be made against the ERC Shareholders for indemnification pursuant to Section 9.2(a) with respect to any claim by Purchaser unless such claim shall be for an amount in excess of $10,000 (other than a claim in respect of income or withholding Taxes which shall be subject to the limitation set forth in Section 4.5(j)) and the aggregate of all claims shall exceed $500,000, in which case the ERC Shareholders shall be required to pay or be liable for all claims hereunder; provided the maximum amount for which all ERC Shareholders may be liable for indemnification hereunder (excluding claims in respect of income or withholding Taxes) shall not exceed $6,000,000, of which one-third will be payable in cash, and two-thirds shall be payable (at the option of the ERC Shareholders) in cash or Purchaser Common Stock (valued at the greater of its average closing market price for the ten trading days prior to the payment date or $2.00 per Share). In the event the ERC Shareholders do not own sufficient shares of Purchaser Common Stock to make the required payment in such form, such payment will be paid in cash to the extent of shortfall. In the event that (i) the ERC Shareholders elect to make such an indemnification payment in Purchaser Common Stock and (ii) such election causes the transactions contemplated by this Agreement, as a result of a Final Determination (as defined in Section 1.9), to be characterized for tax purposes in a manner other than the manner originally intended in Section 1.9 (including, but not limited to, the Merger qualifying as a reorganization within the meaning of Section 368(a) of the Code), then (x) Purchaser shall have no obligation to comply with the covenants made in Section 1.9 and Section 4.5 and (y) the ERC Shareholders shall be deemed to have breached their covenants made in Section 1.9 and Section 4.5. For purposes of this Section 9.2, the amount of Purchaser Indemnifiable Damages hereunder shall be net of any insurance proceeds and any indemnity contribution or other similar payment payable by any third-party with respect thereto. The amount of any Purchaser Indemnifiable Damages for purposes of this Section 9.2 shall be (i) reduced by an amount that accounts for any Tax benefits that Purchaser shall acquire as a result of its receipt or accrual of an indemnification amount related to such Purchaser Indemnifiable Damages and (ii) increased by an amount that accounts for any Tax detriment that Purchaser shall suffer as a result of its receipt of accrual of an indemnification amount related to such Purchaser Indemnifiable Damages.

            (c) Purchaser agrees that it shall give the ERC Shareholders prompt written notice of any claim by any Purchaser Indemnified Party or any third party claim that Purchaser receives against any Purchaser Indemnified Party, ERC, the LLC or any Subsidiary, as to which any Purchaser Indemnified Party is entitled to request indemnification hereunder (a "Potential Claim

Notice"). The Potential Claim Notice shall include a description of the nature of the claim, the identity of the party by whom it is being asserted and the basis for Purchaser's belief that the claim entitles the Purchaser Indemnified Party to indemnification hereunder. In the case of third-party claims, the ERC Shareholders shall then have 20 calendar days in which either to (i) agree that the claim described in the Potential Claim Notice is covered by this indemnify or (ii) deny that the claim is covered by this indemnity. In the event that the ERC Shareholders agree that the third-party claim is covered by this indemnity (such claim being deemed to be a "Covered Claim" for purposes of this Agreement), (i) the ERC Shareholders shall reimburse Purchaser Indemnified Party for reasonable costs incurred by the Purchaser Indemnified Party in the defense of such Covered Claim prior to the assumption of such defense by such ERC Shareholders (ii) such ERC Shareholders shall have the right to control the defense of such claim with counsel selected by the ERC Shareholders (subject to the reasonable approve of Purchaser) and (iii) the ERC Shareholders shall pay all costs of defense, settlement or judgment relating to such Covered Claim. If control of the defense is assumed by the ERC Shareholders, Purchaser shall have the right to participate in the defense of such claim with counsel it selects but the costs of such counsel shall be borne by Purchaser. In the event that the ERC Shareholders deny that a third-party claim is covered by this indemnity, Purchaser shall have the right, subject to the next sentence, to control the defense of the claim and shall pay all costs of defense, settlement or judgment, provided that Purchaser shall keep the ERC Shareholders reasonably informed as to the status of any proceedings and shall consult with the ERC Shareholders prior to entering into any settlement of the claim (notwithstanding the foregoing, the ERC Shareholders shall not have the right to disapprove of any settlement unless the ERC Shareholders agree that the claim underlying the settlement is covered by this indemnity).

            (d) Purchaser grants to the ERC Shareholders and its duly appointed representatives the right to negotiate, resolve, settle or contest any claim for Tax with respect to which the ERC Shareholders would be obligated to indemnify Purchaser or any subsidiary or affiliate under this Agreement (if such contest or claim were not negotiated, resolved or settled in favor of the ERC Shareholders), provided that the ERC Shareholders acknowledge such obligation in writing and allow Purchaser to participate at its own expense, and Purchaser agrees to cooperate and cause its affiliates to cooperate and take all actions requested by the ERC Shareholders with respect to the foregoing. If the ERC Shareholders do not assume the defense of any such claim for Tax, Purchaser may individually defend the same in such manner as it may deem appropriate, but not settle or otherwise compromise any such audit or proceeding at the expense of the ERC Shareholders without first obtaining the written consent of the ERC Shareholders, which consent shall not be unreasonably withheld.

SECTION 9.3 INDEMNIFICATION OF ERC AND THE ERC SHAREHOLDERS.

            (a) Purchaser agrees to indemnify and hold each of the ERC Shareholders harmless from and against all expenses, losses, costs, Taxes, deficiencies, liabilities and damages (including, without limitation, counsel, fees and expenses) incurred or suffered by the ERC Shareholders (collectively, "ERC Indemnifiable Damages") from or arising out of (i) any breach of a representation or warranty made by Purchaser in or pursuant to this Agreement,
(ii) any breach of the covenants or agreements made by Purchaser in this Agreement, (iii) any inaccuracy in any certificate delivered by Purchaser pursuant to this Agreement, or (iv) the operation by Purchaser of the business of ERC, the LLC or any of the Subsidiaries following the Closing.

            (b) Notwithstanding the foregoing, no claim may be made against Purchaser for indemnification pursuant to Section 9.3(a) with respect to any claim by the ERC Shareholders unless such claim shall be for an amount in excess of $10,000 and the aggregate of all claims shall exceed $500,000, in which case Purchaser shall be required to pay or be liable for all claims hereunder; provided that the maximum amount for which Purchaser may be liable for indemnification hereunder shall not exceed $6,000,000 of which one-third will be payable in cash, and two-thirds shall be payable (at the option of Purchaser) in cash or Purchaser Common Stock (valued at the greater of its average closing market price for the ten trading days prior to the payment date or $2.00 per Share). For purposes of this Section 9.2, the amount of ERC Indemnifiable Damages hereunder shall be net of any insurance proceeds and any indemnity contribution or other similar payment payable by any third-party with respect thereto. The amount of any ERC Indemnifiable Damages for purposes of this Section 9.3 shall be (i) reduced by an amount that accounts for any Tax benefits that the ERC Shareholders shall acquire as a result of their receipt or accrual of an indemnification amount related to such ERC Indemnifiable Damages and (ii) increased by an amount that accounts for any Tax detriment that the ERC Shareholders shall suffer as a result of their receipt of accrual of an indemnification amount related to such ERC Indemnifiable Damages.

            (c) The ERC Shareholders agree that they shall give Purchaser prompt written notice of any claim by the ERC Shareholders or any third party claim that the ERC Shareholders receive, as to which the ERC Shareholders are entitled to request indemnification hereunder (a "Potential Claim Notice"). The Potential Claim Notice shall include a description of the nature of the claim, the identity of the party by whom it is being asserted and the basis for the ERC Shareholders' belief that the claim entitles them to indemnification hereunder. In the case of third-party claims, Purchaser shall then have 20 calendar days in which either to (i) agree that the claim described in the Potential Claim Notice is covered by this indemnity or (ii) deny that the claim is covered by this indemnity. In the event that Purchaser agrees that the third-party claim is covered by this indemnity (such claim being deemed to be a "Covered Claim" for purposes of this Agreement), (i) Purchaser shall reimburse the ERC Shareholders for reasonable costs incurred in the defense of such Covered Claim prior to the assumption of such defense by Purchaser (ii) Purchaser shall have the right to control the defense of such claim with counsel selected by Purchaser (subject to the reasonable approve of the ERC Shareholders) and (iii) Purchaser shall pay all costs of defense, settlement or judgment relating to such Covered Claim. If control of the defense is assumed by Purchaser, the ERC Shareholders shall have the right to participate in the defense of such claim with counsel they select but the costs of such counsel shall be borne by the ERC Shareholders. In the event that Purchaser denies that a third-party claim is covered by this indemnity, the ERC Shareholders shall have the right, subject to the next sentence, to control the defense of the claim and shall pay all costs of defense, settlement or judgment, provided that the ERC Shareholders shall keep Purchaser reasonably informed as to the status of any proceedings and shall consult with Purchaser prior to entering into any settlement of the claim (notwithstanding the foregoing, Purchaser shall not have the right to disapprove of any settlement unless Purchaser agrees that the claim underlying the settlement is covered by this indemnity).

SECTION 9.4 EXCLUSIVITY OF INDEMNIFICATION FOR CONTRACTUAL BREACHES.

            No party hereto is making any representation, warranty or covenant other than those contained herein. Anything herein to the contrary notwithstanding, following the Closing, the rights of the parties under the provisions of this Article IX shall be the sole and exclusive remedy available to the parties with respect to claims or damages arising out of breaches of the representations and warranties or other contractual obligations of the party set forth in this Agreement. Nothing in the foregoing shall preclude the parties from seeking any claims or damages under the Related Agreements to remedy breaches by the parties under such Agreements.

SECTION 9.5 CONSENT TO JURISDICTION.

            Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any state or federal court sitting in the City of New York in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the parties hereby irrevocably consents to the service of process in any such action or proceeding by the mailing by certified mail of copies of any service or copies of the summons and complaint and any other process to such party at the address specified in Section 10.2 hereof. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 9.6 shall affect the right of a party to serve legal process in any other manner permitted by law or affect the right of a party to bring any action or proceeding in the courts of other jurisdictions.

SECTION 9.6 CONTINUATION OF INDEMNITY PROTECTIONS POST-CLOSING.

            Purchaser agrees that all rights to indemnification existing in favor of the present directors, members, officers and managers of each of ERC, The LLC and the Subsidiaries (collectively, the "Indemnified Fiduciaries") as provided in the Articles of Incorporation, Articles of Organization, By-Laws, Operating Agreement or similar organizational documents of any such entity as in effect as of the date hereof or pursuant to the terms of any written agreements providing for indemnification (other than any such agreements entered into in contemplation of the execution of this Agreement) entered into between ERC, the LLC or any Subsidiary and any of the Indemnified Fiduciaries shall survive the Merger and shall continue in full force and effect (without modification or amendment, except as required by applicable law or except to make changes permitted by law that would expand the scope of the Indemnified Fiduciaries' right of indemnification), to the fullest extent and for the maximum term permitted by law, and shall be enforceable by the Indemnified Fiduciaries against the relevant entity.

                                    ARTICLE X

                                  MISCELLANEOUS

SECTION 10.1 GOVERNING LAW AND CONSENT TO JURISDICTION.

            This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the internal laws of, the State of New York.

SECTION 10.2 NOTICES.

            Any notices or other communications required under this Agreement shall be in writing, shall be deemed to have been given when delivered in person, by telecopier, when delivered to a recognized next business day courier, or, if mailed, when deposited in the United States mail first class, registered or certified, return receipt requested, with proper postage prepaid, addressed as follows or to such other address as notice shall have been given pursuant hereto:

            If to ERC or any ERC Shareholder:

                     R. Perry Harris
                     Eastern Resorts Company
                     115 Long Wharf
                     P.O. Box 2000
                     Newport, Rhode Island 02840
                     Fax # 401-846-3888
            with a copy to

                     Stephen R. Goldstein, Esq.
                     Goldstein, Kaitz & Fellman, LLP
                     Watermill Center
                     800 South Street, Suite 380
                     Waltham, MA 02154

                     Fax # (781) 894-2129

            If to Purchaser

                     Richard C. Breeden
                     Chief Executive Officer
                     Equivest Finance, Inc.
                     100 Northfield Street
                     Greenwich, CT 06830

                     Fax # (203) 618-0063

            with a copy to:

                     Linda C. Quinn, Esq.
                     Shearman & Sterling
                     599 Lexington Avenue
                     New York, New York 10022

                     Fax # (212) 848-7179

SECTION 10.3 ASSIGNMENT.

            Neither this Agreement nor any rights hereunder may be assigned, by operation of law or otherwise.

SECTION 10.4 SECTION HEADINGS.

            The section headings contained in this Agreements are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 10.5 COUNTERPARTS.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

SECTION 10.6 AMENDMENT.

            Except as hereinafter provided, this Agreement may not be amended except by a writing signed by the party to be charged.

SECTION 10.7 ENTIRE AGREEMENT.

            This Agreement and the Related Agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Except as may be expressly stated or provided herein, no party hereto has relied on any representation, warranty, covenant or agreement by another party or such other party's agents, officers or employees, in entering into this Agreement and consummating the transactions contemplated hereby.

SECTION 10.8 BINDING EFFECT.

            Subject to Section 10.3, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

SECTION 10.9 SEVERABILITY.

            In case any provision in this Agreements shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                                         EASTERN RESORTS CORPORATION


                                         BY:
                                            ------------------------------------
                                                NAME:  R. Perry Harris
                                                TITLE: Chairman and
                                                       Chief Executive Officer

                                                    (CORPORATE SEAL)


                                         EQUIVEST FINANCE, INC.


                                         BY:
                                            ------------------------------------
                                                NAME:  Richard C. Breeden
                                                TITLE: Chairman and
                                                       Chief Executive Officer

                                                    (CORPORATE SEAL)

                             JOINDER OF SHAREHOLDERS

            The undersigned ERC Shareholders join in and execute the foregoing Agreement for the purposes which expressly apply to such ERC Shareholders as set forth in the Agreement.


--------------------
R. Perry Harris


---------------------
Karen Harris